IRWIN FINANCIAL CORPORATION

EMPLOYEES' SAVINGS PLAN

Plan Number 002	Amended and Restated
as of January 1, 2008

TABLE OF CONTENTS

Page

ARTICLE I. RESTATEMENT OF PLAN	1
ARTICLE II. DEFINITIONS AND CONSTRUCTION	3
Section 2.01. Definitions	3
Section 2.02. Construction and Governing Law	18
ARTICLE III. PARTICIPATION	19
Section 3.01. Participation	19
Section 3.02. Cessation of Participation	19
Section 3.03. Reemployment.	20
Section 3.04. Change in Employment Status/Transfers.	20
Section 3.05. Completion of Forms by Participants and Beneficiaries	21
ARTICLE IV. CONTRIBUTIONS	21
Section 4.01. Contributions	21
Section 4.02. Pre-Tax Contributions and Catch-Up Contributions.	21
Section 4.03. Matching Contributions.	24
Section 4.04. Employer Qualified Nonelective Contributions (QNECs)	25
Section 4.05. Qualified Matching Contributions (QMACs)	26
Section 4.06. Employee After-Tax Contributions	27
Section 4.07. Payment, Deductibility, and Nature of Contributions.	27
Section 4.08. Expenses of Plan	27
Section 4.09. Rollover Contributions	27
Section 4.10. Transfer of Contributions from the Irwin Mortgage Plan to this Plan.	28
Section 4.11. Transfer of Contributions from this Plan to the Irwin Mortgage Plan	29
ARTICLE V. LIMITATIONS ON CONTRIBUTIONS AND OTHER ADDITIONS	29
Section 5.01. Applicability of Article	29
Section 5.02. Definitions	30
Section 5.03. Distribution of Excess Deferral Amounts	36
Section 5.04. Limits on Contributions Under Code Section 401(k) and Distribution of Excess Contributions.	36
Section 5.05. Limits on Contributions under Code Section 401(m) and the Distribution of Excess Aggregate Contributions.	38
Section 5.06. Limitation Under Code Section 415	39
Section 5.07. Priority of Limitations	44
ARTICLE VI. ACCOUNTING	44

- i -

Section 6.01. Participant Accounts	44
Section 6.02. Valuation of Participant Accounts.	44
ARTICLE VII. BENEFITS	45
Section 7.01. Retirement and Termination Benefits	45
Section 7.02. Form and Timing of Payment.	45
Section 7.03. Death Benefits.	48
Section 7.04. Beneficiaries.	49
Section 7.05. Other Distribution Rules Imposed by Federal Law	50
Section 7.06. Charge or Discount	56
Section 7.07. Persons Under Legal Disability	56
Section 7.08. Plan Distributions and Withholding Requirements	57
Section 7.09. Code Section 401(a)(14) Distribution Requirements	59
ARTICLE VIII. IN-SERVICE WITHDRAWALS	59
Section 8.01. In-Service Withdrawals After Age 59-1/2	59
Section 8.02. Withdrawals from After-Tax Contribution Account and Rollover Account	59
Section 8.03. Hardship Withdrawals of Pre-Tax Contribution Account and Matching Contribution Account.	60
Section 8.04. Withdrawal Limits and Source of Funds	63
ARTICLE IX. PLAN LOANS	64
Section 9.01. Plan Loans.	64
Section 9.02. Terms and Conditions	65
Section 9.03. Loan Procedures.	67
ARTICLE X. VESTING	68
Section 10.01. Vesting Standards.	68
Section 10.02. Forfeitures.	69
ARTICLE XI. ADMINISTRATION OF THE PLAN	70
Section 11.01. Administrator.	70
Section 11.02. Claims Procedure	72
Section 11.03. Employment of Consultants	74
Section 11.04. Delegation by Administrator	74
Section 11.05. Qualified Public Accountant	75
Section 11.06. Fiduciary Insurance	75
Section 11.07. Allocation of Fiduciary Responsibilities	75
ARTICLE XII. TRUST	76
Section 12.01. Trust Funds.	76
Section 12.02. Investments.	77

- ii -

Section 12.03. Investment Advisor	78
Section 12.04. Investments in Employer Stock.	78
Section 12.05. Voting of Employer Stock and Tender Decisions.	80
Section 12.06. ERISA Section 404(c)	81
ARTICLE XIII. AMENDMENT OR TERMINATION	81
Section 13.01. Amendment or Termination	81
Section 13.02. Amendment for Qualification of Plan	82
Section 13.03. Restrictions on Amendments	83
Section 13.04. Discontinuance or Suspension of Contributions	83
Section 13.05. Allocation of Assets on Termination	83
ARTICLE XIV. ENTRY AND WITHDRAWAL OF PARTICIPATING EMPLOYERS	84
Section 14.01. Entry of Participating Employers	84
Section 14.02. Withdrawal from Plan	84
ARTICLE XV. TOP-HEAVY PROVISIONS	84
Section 15.01. Definitions	84
Section 15.02. Top-Heavy Plan Provisions	87
ARTICLE XVI. NONALIENATION OF BENEFITS AND DOMESTIC RELATIONS ORDERS	88
Section 16.01. Nonalienation of Benefits.	88
Section 16.02. Procedures Regarding Domestic Relations Orders.	89
Section 16.03. Surviving Spouse	91
Section 16.04. Death of Alternate Payee Prior to Payment of Accounts	92
ARTICLE XVII. MISCELLANEOUS	92
Section 17.01. Non-Diversion	92
Section 17.02. Military Service	92
Section 17.03. Merger, Consolidation of Plans, or Transfer of Plan Assets	93
Section 17.04. Limitation of Rights and Obligations	93
Section 17.05. Notice	94
Section 17.06. Right of Recovery	94
Section 17.07. Legal Counsel	94
Section 17.08. Evidence of Action	94
Section 17.09. Audit	94
Section 17.10. Bonding	94
Section 17.11. Receipt and Release	94
Section 17.12. Legal Actions	94
Section 17.13. Reliance	94
Section 17.14. Entire Plan	94
Section 17.15. Counterparts	94

- iii -

IRWIN FINANCIAL CORPORATION

EMPLOYEES' SAVINGS PLAN

THE PLAN, as amended and restated herein, is hereby executed on behalf of Irwin Financial Corporation, an Indiana corporation ("Company"), effective as specifically provided herein.

PRELIMINARY INFORMATION

The Company established the Plan, effective as of July 1, 1978, and subsequently restated and amended the Plan. The Plan was most recently amended and restated in its entirety effective as of January 1, 2005, and was subsequently amended from time to time. The Plan shall comply with the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. The amendment and restatement of the Plan is conditioned on receipt of a determination letter, in a form satisfactory to the Company, from the Internal Revenue Service with respect to the Plan.

The Company has entered into a trust agreement with Fidelity Management Trust Company, as Trustee, creating a trust to hold the assets of the Plan.

ARTICLE I.

RESTATEMENT OF PLAN

The Plan is hereby amended and restated, effective as of January 1, 2008, except as otherwise specifically provided herein, for the purpose of providing retirement and other benefits to participants. Plan provisions designed to comply with Code Section 414(u) are generally amended effective December 12, 1994, in accordance with the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended. Plan provisions designed to comply with certain provisions of the Small Business Job Protection Act of 1996, as amended, are generally amended effective for Plan Years beginning on or after January 1, 1997, unless otherwise specifically provided herein. Plan provisions designed to comply with certain provisions of the Taxpayer Relief Act of 1997 are generally amended effective for Plan Years beginning on and after January 1, 1998. Plan provisions designed to comply with the Internal Revenue Service Restructuring and Reform Act of 1998 are generally amended effective for Plan Years beginning on and after January 1, 1999. Plan provisions designed to comply with the Community Renewal Tax Relief Act of 2000 are generally amended effective for Plan Years beginning on and after January 1, 2001. Plan provisions designed to comply with certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") are based on model amendments provided under Internal Revenue Service Notice 2001-57 and intended as good faith compliance with the requirements of EGTRRA to be construed in accordance with EGTRRA and guidance issued thereunder, effective January 1, 2002, unless otherwise specifically provided herein. Plan provisions designed to comply with the final Treasury Regulations issued under Code Sections 401(k) and 401(m) are generally amended effective January 1, 2006, unless otherwise specifically provided herein. Plan provisions designed to comply with the Pension Protection Act of 2006 are effective as specifically provided herein. Except as otherwise specifically provided herein, the Plan as hereinafter set forth establishes the rights and obligations with respect to individuals who are employees on and after such dates, as applicable, and to transactions under the Plan on and after such dates, as applicable. The rights and benefits, if any, of individuals who are not employees on or after such dates, as applicable, shall be determined in accordance with the terms and provisions of the Plan that were in effect on the date that their employment terminated. The Plan is a profit sharing plan under Code

Section 401(a)(27). Except as otherwise specifically provided herein, contributions to the Plan may be made without regard to profits.

ARTICLE II.

DEFINITIONS AND CONSTRUCTION

Section 2.01.      Definitions. When the initial letter of a word or phrase is capitalized herein, the meaning of such word or phrase shall be as follows:

(a)       "Account" means the following separate bookkeeping accounts maintained for each Participant, reflecting his accrued benefit in the Plan:

(1)       "Pre-Tax Contribution Account" means the account maintained to reflect the accrued benefit of the Participant attributable to (i) his Pre-Tax Contributions, (ii) his Catch-Up Contributions, and (iii) his pre-tax contributions and catch-up contributions, if any, that are transferred to the Plan from the Irwin Mortgage Corporation Retirement and Profit Sharing Plan in accordance with Section 4.10.

(2)       "Matching Account" means the account maintained to reflect the accrued benefit of the Participant attributable to (i) his share of Matching Contributions, and (ii) his matching contributions, if any, that are transferred to the Plan from the Irwin Mortgage Corporation Retirement and Profit Sharing Plan in accordance with Section 4.10.

(3)       "Qualified Nonelective Contribution Account" means the account maintained to reflect the accrued benefit of the Participant attributable to (i) his share of Qualified Nonelective Contributions, and (ii) his nonelective contributions, if any, that are transferred to the Plan from the Irwin Mortgage Corporation Retirement and Profit Sharing Plan in accordance with Section 4.10.

(4)       "Qualified Matching Contribution Account" means the account maintained to reflect the accrued benefit of the Participant attributable to (i) his share of Qualified Matching Contributions, and (ii) his qualified matching contributions, if any, that are transferred to the Plan from the Irwin Mortgage Corporation Retirement and Profit Sharing Plan in accordance with Section 4.10.

(5)       "Rollover Account" means the account maintained to reflect the accrued benefit of the Participant attributable to (i) his Rollover Contributions, and (ii) his rollover contributions, if any, that are transferred to the Plan from the Irwin Mortgage Corporation Retirement and Profit Sharing Plan in accordance with Section 4.10.

(6)       "Profit Sharing Match Transfer Account" means the account maintained to reflect profit sharing contributions, if any, made to the Irwin Mortgage Corporation Retirement and Profit Sharing Plan on behalf of the Participant that are transferred to the Plan from the Irwin Mortgage Corporation Retirement and Profit Sharing Plan in accordance with Section 4.10.

(7)       "After-Tax Contribution Account" means the account maintained to reflect the accrued benefit of the Participant attributable to (i) his after-tax contributions, if any, made to the Plan prior to the amendment of the Plan to remove the ability to make after-tax contributions, and (ii) his after-tax contributions, if any, that are transferred to the Plan from the Irwin Mortgage Corporation Retirement and Profit Sharing Plan in accordance with Section 4.10.

(b)	"Administrator" means the Company.

(c)       "Affiliated Employer" means a Participating Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes a Participating Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with a Participating Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes a Participating Employer; and any other entity required to be aggregated with the Company or a Participating Employer pursuant to regulations under Code Section 414(o). For purposes of Code Section 415, in applying Code Section 414(b) and (c) to determine an Affiliated Employer, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code Section 1563(a)(1). Each such Affiliated Employer shall be included as an Affiliated Employer only for such period or periods during which such employer is under such common control, so affiliated, or so aggregated and only to the extent required by any applicable provision of the Code.

(d)       "Allocation Date" means the last day of each Plan Year and such other date or dates as the Administrator may designate. In the case of the valuation of an asset or Account effective as of an Allocation Date, such valuation shall be determined as of the close of business on such Allocation Date, or if such date is not a normal business day, as of the close of business on the first day preceding such Allocation Date which is a normal business day. If the Administrator designates another Allocation Date, such date may be applied retroactively.

(e)       "Applicable Form" means the appropriate form as designated and furnished by the Administrator to make the election or provide the notice required by the Plan. In those circumstances where a written election or consent is not required by the Plan, the Code, or ERISA, the Administrator may prescribe an oral, electronic, or telephonic form in lieu of or in addition to a written form.

(f)	"Board of Directors" means the board of directors of the Company.

(g)       "Break in Service" means, with respect to an Employee, a Computation Period during which an Employee completes five hundred (500) or fewer Hours of Service. Solely for purposes of determining whether a Break in Service has occurred in a Computation Period after 1984 for eligibility and Vesting purposes, an Employee who is absent from work (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement shall receive credit for the Hours of Service that would otherwise have been credited to the Employee but for the absence (or if such hours cannot be determined, eight (8) Hours of Service per normal work day of absence). The total number of such hours treated as Hours of Service by reason of any absence shall not exceed five hundred one (501). Such Hours of Service shall be credited (i) to the Computation Period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, to the following Computation Period. No such Hours of Service shall be credited unless the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish (i) that the absence from work is for reasons provided above, and (ii) the number of days for which there was such an absence. To the extent required by the FMLA and the regulations thereunder, an Employee shall not incur a Break in Service for eligibility and Vesting purposes on or after August 5, 1993, on account of an absence from work which qualifies as a family or medical leave under the FMLA. To the extent required by USERRA, an Employee shall not incur a Break in Service for eligibility and Vesting purposes on or after December 12, 1994, on account of a period of qualified military service to the extent required under USERRA and Code Section 414(u)(8)(A).

(h)       "Code" means the "Internal Revenue Code of 1986," as amended from time to time.

(i)	"Company" means Irwin Financial Corporation or any successor thereto.

(j)        "Computation Period" means, with regard to an Employee, for purposes of computing Years of Service for Vesting, each Plan Year. If an Employee Terminates Employment or Retires, thereafter incurs a Break in Service, and later completes an Hour of Service, his Computation Period with respect to service after his reemployment shall be determined as if he had not previously been employed; provided, however, his prior service shall be disregarded only to the extent expressly provided in the Plan.

(k)	"Contributions" means the following types of contributions to the Plan:

(1)       "Pre-Tax Contributions" means contributions made to the Plan by a Participating Employer at the election of a Participant pursuant to a salary deferral agreement pursuant to Section 4.02(a).

(2)       "Catch-Up Contributions" means contributions made to the Plan by a Participating Employer at the election of a Participant pursuant to a salary deferral agreement pursuant to Section 4.02(b).

(3)       "Matching Contributions" means contributions made by a Participating Employer by reason of Pre-Tax Contributions of a Participant pursuant to Section 4.03.

(4)       "Qualified Nonelective Contributions" or "QNEC" means contributions made by a Participating Employer which are designated as Qualified Nonelective Contributions pursuant to Section 4.04.

(5)       "Qualified Matching Contributions" or "QMAC" means contributions made by a Participating Employer which are designated as Qualified Matching Contributions pursuant to Section 4.05.

(6)       "Rollover Contribution" means with respect to any Participant any rollover which meets the applicable requirements of Code Section 402, 403, 408, or 457, as provided in Section 4.09.

(l)        "Cost of Living Adjustment" means the cost of living adjustment prescribed by the Secretary of the Treasury under Code Section 415(d) for any applicable year.

(m)      "Disability" or "Disabled" means that an individual has a disability as determined for purposes of the Social Security Act which qualifies the Participant for permanent disability insurance payments in accordance with such act. Disability for purposes of the Plan shall not include any disability which is incurred while the Participant is on a leave of absence because of military or similar service and for which a governmental pension is payable. The Administrator may require subsequent proof of continued Disability. A Participant shall not be considered Disabled until he has shown to the Administrator's satisfaction, determined in a nondiscriminatory manner, that he has a condition that satisfies the requirements of this paragraph. All determinations of disability shall comply with the Americans with Disabilities Act.

(n)       "Disability Retirement Date" means the date (prior to Normal Retirement Date) as of which a Participant has Retired and becomes Disabled, provided that the Participant Retired because of a condition determined to be a Disability.

(o)	"Effective Date" means July 1, 1978, the original effective date of the Plan.
(p)	"Eligible Employee" means an Employee of a Participating Employer.

(q)	"Employee" means any individual employed by an Affiliated Employer.

(r)        "Employer Stock" means any common share of stock issued by the Company that constitutes a Qualifying Employer Security.

(s)       "ERISA" means the "Employee Retirement Income Security Act of 1974," as amended from time to time.

(t)        "FMLA" means the Family and Medical Leave Act of 1993, as amended from time to time.

(u)       "Fund" means a separate investment fund which forms part of the Trust Fund established by the Trustee at the direction of the Administrator.

(v)       "Highly Compensated Employee" means an employee described in Code Section 414(q) and the regulations promulgated thereunder and, generally, includes highly compensated active employees and highly compensated former employees as described below:

(1)       Highly compensated active employees include any Employee who performs service for an Affiliated Employer during the Determination Year and is in one (1) or more of the following groups:

(A)      Employees who were five percent (5%) owners of an Affiliated Employer at any time during the Determination Year or the Look-Back Year; or

(B)      Employees who (i) received compensation (as defined in Code Section 414(q)(4)) from an Affiliated Employer in excess of Eighty Thousand Dollars ($80,000) (as increased by the Cost of Living Adjustment) during the Look-Back Year, and (ii) were in the top twenty percent (20%) of Employees ranked according to the amount of compensation (as defined in Code Section 414(q)(4)) received from the Affiliated Employers during such Look-Back Year.

(2)	Highly compensated former employees include former Employees who:

(A)      Terminated Employment or Retired prior to the Determination Year;

(B)      performed no service for an Affiliated Employer during the Determination Year; and

(C)      were highly compensated active employees, as described in paragraph (1) above, during the year of Termination of Employment or Retirement or any Plan Year ending on or after the date the Employee attained age fifty-five (55).

(3)       For purposes of the definition of Highly Compensated Employee, "Determination Year" means the Plan Year for which the determination of highly compensated employees is being made.

(4)       For purposes of the definition of Highly Compensated Employee, "Look-Back Year" means the twelve (12) month period immediately preceding the Determination Year.

(w)	"Hour of Service" means each hour for which an Employee is credited, as follows:

(1)       An Employee is entitled to credit for each hour for which he is paid, or entitled to payment, for the performance of duties for an Affiliated Employer. An Hour of Service described in this paragraph shall be credited to an Employee for the Computation Period in which the duties are performed.

(2)       An Employee is entitled to credit for each hour for which he is paid, or entitled to payment, by an Affiliated Employer on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), temporary layoff, jury duty, military duty, or leave of absence; provided, however, that no Hours of Service shall be credited under this paragraph for periods during which no duties are performed and for which the Employee is paid or entitled to payment, if such payment is made or due solely to reimburse an Employee for medical or medically related expenses or solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws. Not more than five hundred one (501) Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not this period occurs in a single Plan Year) unless the Hours of Service are credited pursuant to paragraph (4). An Hour of Service credited to an Employee pursuant to this paragraph shall be credited to the Computation Period or Periods during which no duties are performed.

(3)       An Employee is entitled to credit for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same Hour of Service shall not be credited under paragraph (1) or paragraph (2), as the case may be, and under this paragraph. An Hour of Service described in this paragraph shall be credited to the Computation Period or Periods to which the award or agreement for back pay pertains, rather than to the Computation Period in which the award, agreement, or payment is made.

(4)       "Hours of Service" shall be credited on and after December 12, 1994, on account of a period of qualified military service to the extent required under USERRA and Code Section 414(u)(8)(A).

(5)       An Employee shall be credited with Hours of Service as required by 29 C.F.R. § 2530.200b-2 and such other regulations promulgated from time to time by the United States Department of Labor under ERISA regarding the definition of hours of service.

(6)       For purposes of determining eligibility to participate and Vesting only, Hours of Service shall be credited for a leave which qualifies as family or medical leave under the FMLA; provided, however, such Hours of Service shall be credited only to the extent required by the FMLA and the regulations thereunder.

(7)       An Employee for whom a record of actual hours is not maintained or available shall be credited with forty-five (45) Hours of Service for each week for which the Employee would be required to be credited with at least one (1) Hour of Service as required by 29 C.F.R. § 2530.200b-2.

(x)       "Investment Advisor" means any person other than the Trustee, in its capacity as trustee, or the Administrator who:

(1)       is a registered investment advisor under the Investment Advisors Act of 1940;

(2)       has acknowledged in writing that it is a fiduciary with respect to the Plan; and

(3)       has been designated by the Administrator as an investment advisor for the Plan.

(y)       "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

(z)	"Normal Retirement Date" means the date a Participant attains age sixty-five (65).

(aa)     "Participant" means an Eligible Employee or former Eligible Employee who is, or may become, eligible to receive a benefit of any type from the Plan and who has commenced participation in the Plan.

(bb)     "Participating Employer" means, severally, the Company, Irwin Union Bank and Trust Company, Irwin Commercial Finance Corporation, Equipment Finance formerly known as Irwin Business Finance Corporation, Irwin Union Bank-F.S.B., Irwin Franchise Capital Corp., Irwin Ventures, L.L.C. formerly known as Irwin Ventures, Inc., Irwin Ventures S.B.I.C., L.L.C., Irwin Home Equity, and any other employer or any part or division thereof which becomes a participating employer in accordance with Article XIV.

(cc)     "Plan" means the plan created and embodied herein, as amended from time to time, known as the "Irwin Financial Corporation Employees' Savings Plan."

(dd)     "Plan Compensation" for a Plan Year means compensation as defined in Code Section 415(c)(3) received by the Participant from his Participating Employer in the Plan Year after the Participant commenced participation in the Plan; provided, however, that to the extent required by Code Section 401(a)(17), the compensation of the Participant for any year taken into account under the Plan shall not exceed Two Hundred Thousand Dollars ($200,000) (as increased by the Cost of Living Adjustment for the year, pursuant to Code Section 401(a)(17)), and such compensation shall include all items listed in (1) and (2), but exclude all items listed in (3), (4), (5) and (6) as follows:

(1)       All of a Participant's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Affiliated Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses (unless the Employer designates such bonus as excluded from Plan Compensation), amounts described in Code Sections 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includible in the gross income of the Employee; the value of a non-qualified stock option granted to an Employee by the employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted; the amount includible in the gross income of an Employee upon making the election described in Code Section 83(b); foreign earned income (as defined in Code Section 911(b)), whether or not excludable from gross income under Code Section 911; and for Plan Years beginning after December 31, 1997, the amount of any elective deferrals, as defined in Code Section 402(g)(3), and any amount contributed or deferred by the employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4), or 457.

(2)       The following post-severance payments, provided that they are paid by the later of (i) two and one-half (2-1/2) months following severance from employment with the Employer, or (ii) the end of the Plan Year that includes the date of severance from employment with the Employer:

(A)      payments that, absent a severance from employment, would have been paid to the Employee had the Employee continued in employment with the Employer and are (i) regular compensation for services during the Employee's regular working hours, or (ii) compensation for services outside the Employee's regular working hours (including, but not limited to, overtime); and

(B)      payments for unused accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued.

(3)       Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation; amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

(4)       All items of compensation excludable under Code Section 414(s) and Treas. Reg. Section 1.414(s)-1(c)(3) (even if the item is otherwise includible in gross income), namely reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits.

(5)       Pursuant to Code Section 414(s) and Treas. Reg. Section 1.414(s)-1(d)(2)(ii), bonuses as designated by the Employer.

(6)       Severance pay, except for certain post-severance payments provided in paragraph (2).

(ee)     "Plan Year" means any twelve (12) month period beginning on January 1 and ending on the following December 31.

(ff)      "Qualifying Employer Securities" means any security that is issued by the Company or an Affiliated Employer and that meets the requirements of Code Section 409(l) and ERISA Section 407(d)(5).

(gg)     "Retire" or "Retirement" means that a Participant separates from the service of all Affiliated Employers on or after his Normal or Disability Retirement Date.

(hh)     "Section" means, when not preceded by the word Code or ERISA, a section of the Plan.

(ii)       "Terminate Employment" or "Termination of Employment" means the Employee was discharged from or quit the service of all Affiliated Employers prior to being eligible for a Normal or Disability Retirement Date; provided, however, it shall not include: (i) temporary absence of such Employee due to vacation, sickness (not including Disability), or layoff; (ii) military service to the extent required under USERRA and Code Section 414(u)(8)(A); (iii) a leave which qualifies as a family or medical leave under the FMLA; or (iv) a leave of absence for any reason approved by an Affiliated Employer on a nondiscriminatory basis.

(jj)       "Transferred Employee" means any current employee of a Participating Employer who is also a former Employee of any Affiliated Employer that is not a Participating Employer.

(kk)     "Trust" means the trust established and maintained under the Trust Agreement to hold the Trust Fund.

(ll)       "Trust Agreement" means the Trust Agreement between Irwin Financial Corporation and Fidelity Management Trust Company.

(mm)   "Trust Fund" means the assets of the Plan held by the Trustee pursuant to the terms of the Plan and the Trust.

(nn)     "Trustee" means the trustee or any successor trustee or trustees designated and appointed under the Trust.

(oo)     "USERRA" means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended from time to time.

(pp)     "Valuation Date" means each day of the Plan Year or such other valuation dates as the Administrator may establish. In the case of the valuation of an asset or Account as of a Valuation Date, such valuation shall be determined as of the close of business on such Valuation Date, or if the New York Stock Exchange is not open on such date, as of the close of business on the first day prior to such Valuation Date that the New York Stock Exchange is open.

(qq)     "Vested" or "Vesting," with respect to an Account, refers to the interest of the Participant or his beneficiary in the Account, which is unconditional, legally enforceable, and nonforfeitable. Notwithstanding the preceding sentence:

(1)       except as provided in Section 7.03, the Vested right to an Account shall not be payable if the Participant dies before such payment;

(2)       the payment of a Vested Account may be suspended for such period as the Participant is reemployed by a Participating Employer subsequent to the commencement of such payment; and

(3)       an amendment to the Plan may reduce the Vested right of any Participant to an Account if such amendment satisfies the requirements of ERISA and the Code.

(rr)      "Years of Service" means, for an Employee, each Computation Period during which the Employee completes at least one thousand (1,000) Hours of Service; provided, however, any Years of Service occurring prior to any period of consecutive one (1) year Breaks in Service shall not be taken into account if (i) the number of consecutive one (1) year Breaks in Service within such period equals or exceeds the greater of five (5) or the aggregate number of Years of Service of the Employee prior to such period, and if (ii) the Employee had no Vested right to any portion of his Account balances at the commencement of such Break in Service; provided, however any Years of Service excluded pursuant to this paragraph shall also be excluded from any subsequent determination of Years of Service. The Years of Service of any Employee shall include any Years of Service of such Employee while he was an Employee for any Affiliated Employer.

Section 2.02.      Construction and Governing Law. The following rules of construction shall govern any interpretation of the Plan:

(a)       The Plan shall be construed, enforced, and administered and the validity thereof determined in accordance with ERISA, the Code, and, when not inconsistent with ERISA or the Code, the laws of the State of Indiana.

(b)       Words used herein in the masculine gender shall be construed to include the feminine gender where appropriate and words used herein in the singular or plural shall be construed as being in the plural or singular where appropriate.

(c)       In resolving any conflict between provisions of the Plan and in resolving any other uncertainty as to the meaning or intention of any provision of the Plan, the interpretation that (i) causes the Plan to constitute a qualified plan under the provisions of Code Section 401 and the Trust as exempt from tax under Code Section 501, (ii) causes the contributions of any Participating Employer to the Trust to be deductible by such Participating Employer from net income for federal income tax purposes, (iii) causes the Plan to contain a qualified cash or deferred arrangement described in Code Section 401(k), and (iv) causes the Plan to comply with all applicable requirements of ERISA and the Code shall prevail over any different interpretation.

(d)       The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of any provision of the Plan.

(e)       If any provision of the Plan shall be held to violate the Code or ERISA or be illegal or invalid for any other reason, that provision shall be deemed to be null and void, but the invalidation of that provision shall not otherwise impair or affect the Plan.

ARTICLE III.

PARTICIPATION

Section 3.01.      Participation. An Eligible Employee shall become a Participant on the date on which he first performs an Hour of Service as an Eligible Employee.

Section 3.02.      Cessation of Participation. A Participant shall cease to be a Participant on the distribution or forfeiture of his entire interest in the Plan.

Section 3.03.	Reemployment.

(a)       A former Participant shall become a Participant as of the date he again performs an Hour of Service as an Eligible Employee.

(b)       A former Employee who was not a Participant at the time of his Termination of Employment shall become a Participant only in accordance with Section 3.01.

Section 3.04.	Change in Employment Status/Transfers.

(a)       A Participant whose employment status changes so that he no longer satisfies the definition of Eligible Employee, but who remains an Employee (such as a Participant who transfers employment to an Affiliated Employer that is not a Participating Employer), shall become a limited Participant hereunder as of the date of the change in employment status. Such limited Participant shall cease to share in contributions hereunder as of the date of such change in employment status, but he shall continue to accrue Years of Service for Vesting purposes while employed at an Affiliated Employer. If such limited Participant does not again become an Eligible Employee prior to Retirement or Termination of Employment, the Vested Accounts of the limited Participant, if any, shall be paid as provided in Article VII.

(b)       A limited Participant who again has a change in employment status, and becomes an Eligible Employee (such as a limited Participant who transfers employment from an Affiliated Employer that is not a Participating Employer to a Participating Employer) shall become a full Participant as of such change in employment status. Thereafter, such Participant shall be entitled to accrue benefits in accordance with the terms of the Plan as in effect as of the subsequent date of change in employment status. In no event, however, shall such a Participant receive a greater benefit under the Plan than that which the Participant would have received had the Participant not had a change in employment status.

(c)       An Employee of an Affiliated Employer that is not a Participating Employer who first becomes an Eligible Employee due to a change in employment status (such as by transferring employment to a Participating Employer) shall become a Participant as provided in Section 3.01. Such Employee shall accrue and be credited with Years of Service for Vesting purposes for his employment with the Affiliated Employer.

Section 3.05.      Completion of Forms by Participants and Beneficiaries. Each Participant and any beneficiary eligible to receive, or claiming a right to receive, any benefits under the Plan shall complete such Applicable Form and furnish such proofs and information as may be required at any time by the Trustee or the Administrator.

ARTICLE IV.

CONTRIBUTIONS

Section 4.01.      Contributions. Contributions shall be made to the Plan in accordance with this Article and subject to the limitations under Article V.

Section 4.02.	Pre-Tax Contributions and Catch-Up Contributions.

(a)       A Participant who is an Eligible Employee may make Pre-Tax Contributions as provided in this Section. An Eligible Employee may enter into a salary reduction agreement with his Participating Employer agreeing to contribute Pre-Tax Contributions to the Plan of a specified whole percentage, from one percent (1%) to one hundred percent (100%) of his Plan Compensation each pay period; provided, however, Pre-Tax Contributions made on behalf of a Participant under the Plan for any calendar year shall not exceed the applicable dollar limit provided under Code Section 402(g), except to the extent permitted under Section 4.02(b) and Code Section 414(v), if applicable, for Catch-Up Contributions described in paragraph (b). If an Eligible Employee who becomes an Eligible Employee on or after April 1, 2007 fails to make a Pre-Tax Contribution election within the first forty-five (45) days of becoming an Eligible

Employee, such Eligible Employee shall be deemed to have elected to contribute four percent (4%) of his Plan Compensation per pay period to the Plan, effective with the first payroll period beginning at least sixty (60) days after the Eligible Employee becomes a Participant. If an Eligible Employee who becomes an Eligible Employee prior to April 1, 2007 fails to make a Pre-Tax Contribution election within the first forty-five (45) days of becoming an Eligible Employee, such Eligible Employee shall be deemed to have elected to contribute two percent (2%) of his Plan Compensation per pay period to the Plan, effective with the first payroll period beginning at least sixty (60) days after the Eligible Employee becomes a Participant. Such election shall remain in effect until the Eligible Employee affirmatively elects a different percentage or elects not to make Pre-Tax Contributions.

(b)       Employees who are eligible to make Pre-Tax Contributions under the Plan and who have attained age fifty (50) before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions. Such Catch-Up Contributions shall not be treated as Pre-Tax Contributions for purposes of calculating a Participant's Matching Contributions under Section 4.03.

(c)       Pre-Tax Contributions and Catch-Up Contributions shall reduce the cash compensation otherwise payable to a Participant and shall be paid in cash to the Trustee by the

Participating Employer on a basis consistent with its payroll practices within a reasonable period after being withheld from the cash compensation of a Participant.

(d)       A Participant may elect to make or change an election to make Pre-Tax Contributions or Catch-Up Contributions at any time on the Applicable Form within such period before the effective date of the change as the Administrator may establish. A Participant may suspend his Pre-Tax Contributions or Catch-Up Contributions at any time on an Applicable Form submitted to the Administrator or its designee within such period before the effective date of the suspension as the Administrator may establish. Except as provided in Section 4.02(a) or Section 8.03(c)(3), the election of a Participant to make, change, or suspend Pre-Tax Contributions or Catch-Up Contributions shall remain continuously in effect until changed by the Participant.

(e)       An election to make Pre-Tax Contributions or Catch-Up Contributions shall not be valid with respect to any period during which the Participant is not an Eligible Employee. No election to make, change, or discontinue Pre-Tax Contributions or Catch-Up Contributions shall be given retroactive effect.

(f)        Pre-Tax Contributions and Catch-Up Contributions made on behalf of a Participant for a Plan Year shall be allocated to the Pre-Tax Contribution Account of the Participant effective as of the date established by the Administrator but not later than the last day of the Plan Year.

(g)       The Administrator may establish additional nondiscriminatory rules and procedures governing the manner and timing of elections by Employees to make, change, or discontinue Pre-Tax Contributions or Catch-Up Contributions. In no event will such rules and procedures prohibit Employees from making or changing Pre-Tax Contributions or Catch-Up Contribution less frequently than one time per Plan Year.

Section 4.03.	Matching Contributions.

(a)       Unless the Board of Directors determines otherwise before the beginning of a Plan Year, each Participating Employer shall contribute for the Plan Year on behalf of each Participant a Matching Contribution equal to sixty percent (60%) of the first five percent (5%) of the Pre-Tax Contributions of the Participant each payroll period. Matching Contributions made on behalf of a Participant for a Plan Year shall be allocated to his Matching Account as of each payroll period. Provided, however, for each Participant whose Pre-Tax Contributions under Section 4.02(a) meet the applicable dollar limit provided under Code Section 402(g) for the Plan Year, the Participating Employer shall make a year-end reconciliation or "true-up" Matching Contribution, effective as of the last day of the Plan Year, to assure each eligible Participant receives a Matching Contribution for the Plan Year that is equal to the lesser of (i) sixty percent (60%) of the Participant's actual Pre-Tax Contributions (excluding any Catch-Up Contributions) for the Plan Year, or (ii) sixty percent (60%) of the Participant's actual Pre-Tax Contributions (excluding any Catch-Up Contributions) for the Plan Year, up to five percent (5%) of the Participant's Plan Compensation for that portion of the Plan Year in which the Participant was eligible to participate in the Plan. Provided further, however, that no such "true-up" contributions shall be made if making such contributions would cause the Plan to fail to satisfy Section 5.05. Any such reconciliation, or "true-up," shall be made once annually and paid in accordance with Section 4.07(a), and resulting Matching Contributions shall be made to only to Participants with Account balances as of the last day of the Plan Year for which the year-end reconciliation Matching Contributions are made. The Plan Administrator may establish reasonable administrative procedures designed to implement this provision.

(b)       For each Plan Year, the Board of Directors shall determine the amount of additional Matching Contributions, if any, that shall be made. Contributions made pursuant to this paragraph for a Plan Year shall be allocated among the Matching Accounts of the Participants as of the last day of the Plan Year in proportion to the Matching Contributions received under paragraph (a) for the Plan Year.

(c)       If a Participant is employed by more than one (1) Participating Employer during a Plan Year, the portion of the total Matching Contribution of the Participant for the Plan Year that is paid by each Participating Employer shall be based on the percentage of the Pre-Tax Contributions of the Participant for the Plan Year paid by the Participating Employer.

Section 4.04.      Employer Qualified Nonelective Contributions (QNECs). For each Plan Year, the Board of Directors shall determine the amount of Qualified Nonelective Contributions, if any, that each Participating Employer shall contribute. Qualified Nonelective Contributions for a Plan Year shall be allocated among the Qualified Nonelective Contribution Accounts of Participants who are Non-Highly Compensated Employees as of the last day of the Plan Year. For each such Plan Year, the Board of Directors shall determine whether the Qualified Nonelective Contributions are allocated (i) as a uniform percentage of Compensation, as defined in Section 5.02(d), for the Plan Year, or (ii) first to the eligible Participant with the lowest Compensation, as defined in Section 5.02(d) for the Plan Year, then to the eligible Participant with the next lowest Compensation for the Plan Year, etc. until one of the tests in Section 5.04(a) is satisfied, with the allocation to each eligible Participant limited to the amount permitted under Code Section 415. If Qualified Nonelective Contributions are allocated as described in (ii)

above, any individual Participant's Qualified Nonelective Contribution, determined as a percent of Compensation may not exceed the greater of five percent (5%) or two times the "applicable contribution rate." The "applicable contribution rate" equals the lowest Qualified Nonelective Contribution of any eligible Non-Highly Compensated Employee in the group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year.

Section 4.05.      Qualified Matching Contributions (QMACs). For each Plan Year, the Board of Directors shall determine the amount of Qualified Matching Contributions, if any, that each Participating Employer shall contribute. Qualified Matching Contributions for a Plan Year shall be allocated among the Qualified Matching Contribution Accounts of Participants who are Non-Highly Compensated Employees as of the last day of the Plan Year in proportion to the Matching Contributions of each eligible Participant. In no event will the Qualified Matching Contributions exceed the greatest of (i) five percent (5%) of the Participant's Compensation, (ii) the Participant's Pre-Tax Contribution, or (iii) two times the "representative matching rate." The "representative matching rate" equals the lowest "matching rate" for any eligible Non-Highly Compensated Employee among a group of Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees in the Plan for the Plan Year who make Pre-Tax Contributions for the Plan Year. The "matching rate" for a Participant generally is the Matching Contributions made for such Participant divided by the Participant's Pre-Tax Contributions for the year. If the matching rate is not the same for all levels of Pre-Tax Contributions for a Participant, the Participant's matching rate is determined assuming that a Participant's Pre-Tax Contributions are equal to six percent (6%) of Compensation.

Section 4.06.      Employee After-Tax Contributions. Employee after-tax contributions under the Plan are not required or permitted. Any after-tax contributions that a Participant was previously permitted to make under the Plan shall be maintained in the After-Tax Contribution Account of such Participant.

Section 4.07.	Payment, Deductibility, and Nature of Contributions.

(a)       The Employer Contributions under Sections 4.03, 4.04, and 4.05 shall be made effective as of the last day of the Plan Year and shall actually be paid within such time period as permitted by law.

(b)       If a Participating Employer is unable to make any contribution provided under Sections 4.03, 4.04, or 4.05, any other Participating Employer may make such contributions on behalf of such Participating Employer, as determined in the sole discretion of the Board of Directors.

(c)       The total contributions of a Participating Employer for any Plan Year under the Plan shall not exceed the amount allowable as a deduction from the income of the Participating Employer for purposes of income tax under the Code, and any such contributions are conditioned on such deductibility.

Section 4.08.      Expenses of Plan. All reasonable expenses of administering the Plan shall be paid by the Trustee and shall be charged against and paid from the Trust Fund, unless a Participating Employer pays such expenses.

Section 4.09.      Rollover Contributions. At any time during a Plan Year, an Eligible Employee may contribute a Rollover Contribution to the Plan, provided that the Administrator, in its discretion, determines that the contribution satisfies all applicable requirements of the Code. The Plan shall accept direct rollovers of eligible rollover distributions from (i) a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions; (ii) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions; and (iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan shall accept a Participant contribution of an eligible rollover distribution from (i) a qualified plan described in Code Section 401(a) or 403(a), (ii) an annuity contract described in Code Section 403(b), and (iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan shall accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income. Before a Rollover Contribution is made, the Eligible Employee shall direct the investment of the Rollover Contribution by designating the Fund or Funds in which he wishes his Rollover Contribution to be invested. If a Participant fails to direct the investment of his Rollover Contribution, the Participant shall be deemed to have directed that his Rollover Contribution be invested in the default Fund or Funds designated by the Administrator from time to time. A Rollover Contribution shall be allocated to the Rollover Account of the Eligible Employee as of the date of the contribution.

Section 4.10.	Transfer of Contributions from the Irwin Mortgage Plan to this Plan.

(a)       For any Transferred Employee, the Trustee shall accept cash or other property (which is not a collectible within the meaning of Code Section 408(m)) acceptable to the Trustee, representing the transfer of amounts in the Transferred Employee's accounts in the Irwin Mortgage Corporation Retirement and Profit Sharing Plan. Such amounts shall be transferred automatically to this Plan and credited in accordance with Section 2.01(a) to the appropriate Accounts of the Participant within thirty (30) days of the commencement of the Transferred Employee's participation in this Plan, except as provided in paragraph (b).

(b)       In the event that the Transferred Employee is entitled to a final profit sharing contribution under Irwin Mortgage Corporation Retirement and Profit Sharing Plan, the Transferred Employee's accounts in the Irwin Mortgage Corporation Retirement and Profit Sharing Plan shall not be transferred to this Plan until that final profit sharing contribution has been made to the Transferred Employee's accounts in the Irwin Mortgage Corporation Retirement and Profit Sharing Plan.

Section 4.11.      Transfer of Contributions from this Plan to the Irwin Mortgage Plan. To the extent any former Eligible Employee transfers employment to Irwin Mortgage Corporation or any participating employer in the Irwin Mortgage Corporation Retirement and Profit Sharing Plan (as defined by the terms of such plan) and becomes a participant in the Irwin Mortgage Corporation Retirement and Profit Sharing Plan, this Plan shall transfer automatically that former Eligible Employee's accounts in this Plan to the Irwin Mortgage Corporation Retirement and Profit Sharing Plan. Such transfer shall be made within thirty (30) days of the date that the former Eligible Employee commences participation in the Irwin Mortgage Corporation Retirement and Profit Sharing Plan.

ARTICLE V.

LIMITATIONS ON CONTRIBUTIONS AND OTHER ADDITIONS

Section 5.01.      Applicability of Article. Notwithstanding any provision of the Plan to the contrary, contributions to the Plan and additions to Accounts of Participants shall be limited as provided in Code Sections 401(k), 401(m), and 415 as provided in this Article.

Section 5.02.      Definitions. As used in this Article, the following terms, when capitalized, shall have the following meanings, unless otherwise expressly provided:

(a)       "Allocable Income" means the sum of the allocable gains or loss for the year or partial year, determined in accordance with Code Section 401(k), 401(m), or 402(g), and the regulations promulgated thereunder. For Plan Years after December 31, 2005 and before December 31, 2007, Allocable Income, determined in accordance with Code Section 401(k) or 401(m), shall include gains or losses for the period from the end of the year to the date of the distribution or correction but only to the extent the excess amounts are or will be credited with gains or losses for the period.

(b)       "Average Contribution Percentage" means the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Contribution Percentages of the Eligible Participants in a group.

(c)       "Average Deferral Percentage" means the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Deferral Percentages of the Eligible Participants in a group.

(d)       "Compensation" means, for purposes of Code Sections 401(k) and 401(m), compensation as defined in Code Section 414(s); provided, however, to the extent permitted by the Code, Compensation for any period during which an individual is not a Participant may be disregarded. Elective deferrals described in Code Section 414(s)(2) shall be included in Compensation unless the Company elects to exclude such elective deferrals. In general, Code Section 414(s) defines compensation as having the meaning given such term by Section 5.06(g). In general, elective deferrals described in Code Section 414(s)(2) include any amount which is contributed by an Affiliated Employer pursuant to a salary reduction agreement and which is not includible in the gross income of an Employee under Code Section 125, 132(f)(4), 402(e)(3), 402(h), or 403(b).

(e)       "Contribution Percentage" means the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of the Matching Contributions (excluding Matching Contributions that are forfeited because the contribution to which they relate are Excess Deferral Amounts, Excess Contributions, or Excess Aggregate Contributions) of an Eligible Participant for the Plan Year to the extent not used to satisfy one (1) of the tests under Section 5.04(a) to the Compensation of the Participant for the Plan Year. As may be necessary to satisfy one (1) of the tests under Section 5.05(a), and in the sole discretion of the Administrator, the Pre-Tax Contributions and Qualified Nonelective Contributions of a Participant which are not necessary to meet one (1) of the tests under Section 5.04(a) for the Plan Year may be included in the determination of such Contribution Percentage for the Plan Year. The Contribution Percentage for Participants shall be determined in accordance with the following:

(1)       The Contribution Percentage for any Highly Compensated Participant for the Plan Year who is eligible to make employee contributions, or to receive matching contributions, qualified nonelective contributions, or Elective Deferrals allocated to his accounts under two (2) or more plans described in Code Section 401(a) or arrangements described in Code Section 401(m), and that are maintained by an Affiliated Employer, shall be determined as if all such contributions and deferrals were made under each plan. If a Highly Compensated Employee participates in two (2) or more such plans that have different plan years, then all such contributions made during the Plan Year being tested under all such plans shall be aggregated, without regard to the plan years of the other plans. For Plan Years beginning before the January 1, 2006, all such plans ending with or within the same calendar year shall be treated as a single plan.

(2)       In the event that the Plan satisfies the requirements of Code Section 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with the Plan, the Contribution Percentages of Eligible Participants shall be determined as if all such plans were a single plan.

(f)        "Current Plan Year" means the Plan Year for which tests given in Section 5.04 or 5.05 are being performed.

(g)       "Deferral Percentage" means for an Eligible Participant the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of Pre-Tax Contributions (excluding Pre-Tax Contributions treated as Catch-Up Contributions because they exceed a statutory limit or employer provided limit but including Excess Deferrals of Highly Compensated Employees) and Qualified Nonelective Contributions of the Participant for the Plan Year to the Compensation of the Eligible Participant for the Plan Year. The Deferral Percentage for Participants shall be determined in accordance with the following:

(1)       The Deferral Percentage for any Highly Compensated Participant for the Plan Year who is eligible to make Elective Deferrals, or to receive matching contributions or qualified nonelective contributions allocated to his accounts under two (2) or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k), and that are maintained by an Affiliated Employer, shall be determined as if all such contributions and deferrals were made under each plan. If a Highly Compensated Employee participates in two (2) or more such plans that have different plan years, then all such contributions made during the Plan Year being tested under all such plans shall be aggregated, without regard to the plan years of the other plans. For Plan Years beginning before the January 1, 2006, all such plans ending with or within the same calendar year shall be treated as a single plan.

(2)       In the event that the Plan satisfies the requirements of Code Section 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with the Plan, the Deferral Percentages of Eligible Participants shall be determined as if all such plans were a single plan.

(h)       "Elective Deferrals" means elective deferrals as defined by Code Section 402(g)(3).

(i)        "Eligible Participant" means for a Plan Year any Eligible Employee who is eligible, in accordance with Code Section 401(k), to make Pre-Tax Contributions for the Plan Year; provided, however, if so elected by the Administrator for any Plan Year beginning after December 31, 1998, any Non-Highly Compensated Employee who has not attained age twenty-one (21) or has not completed one (1) Year of Service shall not be an "Eligible Participant" for purposes of determining the Average Deferral Percentage and/or Average Contribution Percentage.

(j)        "Excess Aggregate Contributions" means the total amount of Matching Contributions with respect to Highly Compensated Participants for the Plan Year which, if reduced, would result in the Plan satisfying one (1) of the tests under Section 5.05(a). The Excess Aggregate Contributions are determined for the group of Highly Compensated Participants under a leveling method, starting with the Participant with the highest Contribution

Percentage. The first amount of excess attributable to that Participant is the amount of said Matching Contributions which, if reduced, would result in the Contribution Percentage of the Participant being equal to the greater of (i) the Contribution Percentage of the Participant with the next highest Contribution Percentage, or (ii) the Contribution Percentage for the Participant which would result in the Plan satisfying one (1) of the tests under Section 5.05(a). If one (1) of the tests under Section 5.05(a) is not then satisfied, the same process is repeated with the Highly Compensated Participant with the next highest Contribution Percentages until one (1) of such tests is satisfied. The total amount of Excess Aggregate Contributions is equal to the total of such reductions in Matching Contributions of all affected Participants after application of this Section.

(k)       "Excess Contributions" means the total amount of Pre-Tax Contributions with respect to Highly Compensated Participants for the Plan Year which, if reduced, would result in the Plan satisfying one (1) of the tests under Section 5.04(a). Excess Contributions are determined for the group of Participants who are Highly Compensated Participants under a leveling method, starting with the Participant with the highest Deferral Percentage. The first amount of excess attributable to that Participant is the amount of Pre-Tax Contributions which, if reduced, would result in the Deferral Percentage of the Participant being equal to the greater of (i) the Deferral Percentage of the Highly Compensated Participant with the next highest Deferral Percentage or (ii) the Deferral Percentage which would result in the Plan satisfying one (1) of the tests under Section 5.04(a). If one (1) of the tests under Section 5.04(a) is not then satisfied, the same process is repeated with the Highly Compensated Participant with the next highest Deferral Percentage until one (1) of such tests is satisfied. The total amount of Excess Contributions is equal to the total of such reductions in Pre-Tax Contributions of all affected Participants after application of this Section.

(l)        "Excess Deferral Amount" means the amount of Pre-Tax Contributions, for a calendar year that the Participant timely claims pursuant to the following procedure:

(1)       A Participant may submit a claim on the Applicable Form to the Administrator not later than the March 1 following the close of the calendar year for which the claim for an Excess Deferral Amount is made, specifying the Excess Deferral Amount claimed by the Participant for the preceding calendar year for the Plan.

(2)       Said claim shall be accompanied by the written statement of such Participant that if such amounts are not distributed, such claimed Excess Deferral Amount, when added to amounts deferred under other plans, contracts, or arrangements described in Code Sections 401(k), 403(b), or 408(k), exceeds the limit imposed on the Participant by Code Section 402(g) (including, if applicable, the limitation on Catch-Up Contributions under Code Section 414(v)) for the calendar year in which the deferral occurred.

(m)      "Highly Compensated Participant" means any Participant who is a Highly Compensated Employee and who is an "eligible employee" within the meaning of Code Section 401(k) or 401(m), as the case may be.

(n)       "Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Participant and who is an "eligible employee" within the meaning of Code Section 401(k) or 401(m), as the case may be.

(o)       "Prior Plan Year" means the Plan Year immediately preceding the Current Plan Year.

(p)       "Qualified Nonelective Contributions" means, for a Participant for a Plan Year, the amount of Qualified Nonelective Contributions designated under Section 4.04(b); provided, however, Matching Contributions may be treated as Qualified Nonelective Contributions to the extent used to satisfy one (1) of the tests under Section 5.04.

Section 5.03.      Distribution of Excess Deferral Amounts. Excess Deferral Amounts, adjusted for Allocable Income, may be distributed in the discretion of the Administrator not later than each April 15 to Participants who claim such Excess Deferral Amounts for the preceding calendar year.

Section 5.04.      Limits on Contributions Under Code Section 401(k) and Distribution of Excess Contributions.

(a)       The Plan shall be administered to satisfy the test under either paragraph (1) or paragraph (2) below in each Plan Year:

(1)       The Average Deferral Percentage for the group of Highly Compensated Participants for the Current Plan Year shall not exceed the Average Deferral Percentage for the group of Non-Highly Compensated Participants for the Current Plan Year multiplied by one and twenty-five one-hundredths (1.25).

(2)       The Average Deferral Percentage for the group of Highly Compensated Participants for the Current Plan Year shall not exceed the Average Deferral Percentage for the group of Non-Highly Compensated Participants for the Current Plan Year multiplied by two (2.0), provided the Average Deferral Percentage for the group of Highly Compensated Participants does not exceed the Average Deferral Percentage for the group of Non-Highly Compensated Participants by (i) more than two (2) percentage points, or (ii) such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant.

(b)       In the event there are Excess Contributions for a Plan Year, the Excess Contributions, plus Allocable Income, shall be distributed to the affected Participants no later than the last day of the succeeding Plan Year. Notwithstanding anything in the Plan to the contrary, no Matching Contributions shall be made with respect to any such Excess Contributions. The Excess Contributions for a Plan Year shall be distributed to the group of Highly Compensated Participants for the Plan Year under a leveling method, starting with the Participant with the highest dollar amount of Pre-Tax Contributions for the Plan Year.

(1)       The first amount of excess distributed to that Participant is the amount of said Pre-Tax Contributions which, if reduced, would result in the dollar amount of Pre-Tax Contributions of the Participant being equal to the greater of:

(A)      the dollar amount of Pre-Tax Contributions of the Participant with the next highest dollar amount of Pre-Tax Contributions, or

(B)      the dollar amount of Pre-Tax Contributions for the Participant less the total of the Excess Contributions for the Plan Year.

(2)       If the total of the Excess Contributions for the Plan Year are not distributed under the first step, the same process is repeated with the Highly Compensated Participant with the next highest dollar amount of Pre-Tax Contributions until all of the Excess Contributions for the Plan Year are distributed.

(c)       The Administrator may adjust the Pre-Tax Contributions of any Highly Compensated Participant to the extent it anticipates that such adjustment is necessary to satisfy the test under Section 5.04(a).

(d)       To the extent a Highly Compensated Employee has not reached the Catch-Up Contribution limit, Excess Contributions allocated to such Highly Compensated Employee are Catch-Up Contributions and will not be treated as Excess Contributions.

Section 5.05.      Limits on Contributions under Code Section 401(m) and the Distribution of Excess Aggregate Contributions.

(a)       The Plan shall be administered to satisfy the test under either paragraph (1) or paragraph (2) below in each Plan Year:

(1)       The Average Contribution Percentage for the group of Highly Compensated Participants for the Current Plan Year shall not exceed the Average Contribution Percentage for the group of Non-Highly Compensated Participants for the Current Plan Year multiplied by one and twenty-five one-hundredths (1.25).

(2)       The Average Contribution Percentage for the group of Highly Compensated Participants for the Current Plan Year shall not exceed the Average Contribution Percentage for the group of Non-Highly Compensated Participants for the Current Plan Year multiplied by two (2.0), provided that the Average Contribution Percentage for the group of Highly Compensated Participants does not exceed the Average Contribution Percentage for the group of Non-Highly Compensated Participants by (i) more than two (2) percentage points, or (ii) such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant.

(b)       In the event there are Excess Aggregate Contributions for a Plan Year, such Excess Aggregate Contributions, plus Allocable Income, shall be forfeited, if forfeitable, or distributed to the affected Participants no later than the last day of the succeeding Plan Year.

The Excess Aggregate Contributions for a Plan Year shall be forfeited if forfeitable, or distributed to the group of Highly Compensated Participants under a leveling method, starting with the Participant with the highest dollar amount of Matching Contributions for the Plan Year.

(1)       The first amount of excess distributed to that Participant is the amount of said Matching Contributions which, if reduced, would result in the dollar amount of Matching Contributions of the Participant being equal to the greater of:

(A)      the dollar amount of Matching Contributions of the Participant with the next highest dollar amount of Matching Contributions, or

(B)      the dollar amount of Matching Contributions of the Participant less all of the Excess Contributions for the Plan Year.

(2)       If the total of the Excess Aggregate Contributions for the Plan Year are not distributed under the first step, the same process is repeated with the Highly Compensated Participant with the next highest dollar amount of Matching Contributions until the total of the Excess Aggregate Contributions for the Plan Year are distributed.

(c)       The determination of the Excess Aggregate Contributions for the Plan Year shall be made after application of the provisions of Section 5.04 for the Plan Year.

(d)       Forfeitures of Excess Aggregate Contributions shall be applied pursuant to Section 10.02 except they cannot be used as a Qualified Nonelective Contribution, Qualified Matching Contribution, or an Elective Deferral.

Section 5.06.      Limitation Under Code Section 415. Notwithstanding anything in the Plan to the contrary, the following limitations shall apply:

(a)       Except to the extent permitted under Section 4.02(b) and Code Section 414(v), if applicable, the annual addition that may be contributed or allocated to a Participant's Account under the Plan for any limitation year shall not exceed the lesser of:

(1)       Forty Thousand Dollars ($40,000), as increased by the Cost of Living Adjustment for the year, pursuant to Code Section 415(d); or

(2)       one hundred percent (100%) of the "compensation," as defined in paragraph (g), of such Participant received from an Affiliated Employer during the Plan Year.

The compensation limit referred to in Section 5.06(a)(2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an annual addition.

(b)       The Plan shall be administered so as to comply with the limitations of Code Section 415. Notwithstanding anything in Article IV, the Contributions on behalf of any Participant shall be reduced to the extent necessary to comply with such limitations.

(c)       Notwithstanding anything in paragraph (a) to the contrary, to the extent permitted under Code Section 415, the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1986, or the Technical and Miscellaneous Revenue Act of 1988, the annual additions and annual benefit of a Participant shall be adjusted so as to produce the maximum annual benefit and maximum annual additions for such Participant under Code Section 415.

(d)       For purposes of this Section and subject to Code Section 415(h), all defined benefit plans of an Affiliated Employer, whether or not terminated, are to be treated as a single defined benefit plan, and all defined contribution plans of an Affiliated Employer are to be treated as a single defined contribution plan, and all Affiliated Employers shall be considered as a single employer.

(e)       If the annual addition for a Participant under the Plan, determined without regard to the limitation of paragraph (a), would have been greater than the annual addition for such Participant as limited by paragraph (a), then the excess, if due to a reasonable error in estimating compensation or such other circumstances as found by the Secretary of the Treasury to justify application of this paragraph, shall be reduced, to the extent necessary to satisfy such limitation by distributing to the Participant any Pre-Tax Contributions of the Participant for the Plan Year, as adjusted for any gains or losses allocated thereto. Provided, however, if such reallocations would result in the annual addition for all eligible Participants exceeding the limitations of paragraph (a), the excess shall be held unallocated in a suspense account and used to reduce Participating Employer Contributions in subsequent Plan Years.

(f)        For purposes of this Section, "annual addition" means the annual addition as defined in Code Section 415(c) and as modified in Code Section 415(l)(1) and 419A(d)(2). In general, Code Section 415(c) defines the annual addition as the sum of the following amounts credited to a Participant's accounts for the limitation year under this Plan and any other plan maintained by an Affiliated Employer:

(1)	employer contributions;
(2)	employee contributions; and
(3)	forfeitures.

Excess Aggregate Contributions and Excess Contributions shall be treated as annual additions under the Plan even if distributed. Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by an Affiliated Employer are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by an Affiliated Employer are treated as annual additions to a defined contribution plan.

(g)       For purposes of this Section, "compensation" means compensation as defined in Code Section 415(c)(3). In general, Code Section 415(c)(3) defines compensation as all of a Participant's wages as defined in Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)); provided, however, compensation shall also include the amount of any elective deferrals, as defined in Code Section 402(g)(3), and any amount contributed or deferred by the employer at election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4), or 457. For purposes of applying the limitations of this Section, compensation for a limitation year is the compensation actually paid or includable in gross income during such limitation year; provided, however, amounts earned during that limitation year but paid after the limitation year solely because of the timing of pay periods and pay dates shall be included if the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and no such compensation is included in more than one limitation year.

Payments made within two and one-half (2-1/2) months after severance from employment will be compensation if they are payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Employer and are:

(1)       regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular work hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and the compensation would have been paid to the Participant prior to a severance from employment if the Participant had continued employment with the Employer; or

(2)       payments for unused accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if employment had continued; or

(3)       payments pursuant to a nonqualified unfunded deferred compensation plan, but only if the payments would have been paid to the Participant at the same time if the Participant had continued employment with the Employer and only to the extent that the payment is includible in the Participant's gross income.

Any payments not described above are not considered compensation if paid after severance from employment, even if they are paid within two and one-half (2-1/2) months following severance from employment, except for payments to the individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

In no event will the compensation of each Participant taken into account in determining allocations for any Plan Year exceed the applicable limit established by Code Section 401(a)(17) as of the first day of the Plan Year, as increased for the Cost of Living Adjustment ($225,000 for 2007 and $230,000 for 2008). The Cost of Living Adjustment in effect for a calendar year applies to compensation for the Plan Year that begins with or within such calendar year.

Section 5.07.      Priority of Limitations. The provisions of Sections 5.03, 5.04, 5.05, and 5.06 shall be applied in the following order: (i) Section 5.03; (ii) Section 5.04; (iii) Section 5.05; and (iv) Section 5.06.

ARTICLE VI.

ACCOUNTING

Section 6.01.      Participant Accounts. The Administrator shall establish and maintain adequate records to reflect the Accounts of each Participant and beneficiary. Credits and charges shall be made to such Accounts pursuant to the Plan to reflect additions, distributions, and withdrawals and the following provisions of this Article to reflect gains or losses. Each Participant shall have a separate Pre-Tax Contribution Account, Matching Account, Qualified Nonelective Contribution Account, Qualified Matching Contribution Account, Rollover Account, Profit Sharing Match Transfer Account, and After-Tax Contribution Account. The maintenance of individual accounts is for accounting purposes only, and a segregation of Plan assets to each Account shall not be required.

Section 6.02.	Valuation of Participant Accounts.

(a)       As of the last Valuation Date in each Plan Year, the Trustee shall determine the fair market value of the Trust Fund and each separate Fund in accordance with the Trust Agreement. On any other Valuation Date, the Trustee may determine the fair market value of the Trust Fund or any separate Fund, as the Trustee deems appropriate. Based on such valuation, the Administrator shall determine the value of the Accounts of each Participant.

(b)       The value of an Account as of any date shall be the value of the Account as of the most recent Valuation Date after all adjustments and allocations as of such Valuation Date, increased by the amount of any Contributions allocated to the Account after such Valuation Date and reduced by the amount of any payments or withdrawals made from the Account after such Valuation Date.

ARTICLE VII.

BENEFITS

Section 7.01.      Retirement and Termination Benefits. If a Participant Retires or Terminates Employment for a reason other than death, he is entitled to receive his Vested Accounts as provided in Section 7.02.

Section 7.02.	Form and Timing of Payment.

(a)       Subject to Section 7.08, if the present value of the Vested Accounts, excluding any Rollover Account, of a Participant at the time of distribution does not exceed Five Thousand Dollars ($5,000), his Vested Accounts shall be paid to him in a lump sum as soon as administratively possible on or after his Retirement date or Termination of Employment; provided, however, that, effective for distributions made on or after March 28, 2005, as required by and consistent with Code Section 401(a)(31)(B), regulations issued thereunder, and 29 CFR 2550.404a-2, if the present value of the Participant's Vested Accounts, including any Rollover Accounts, exceeds One Thousand Dollars ($1,000), but does not exceed Five Thousand Dollars ($5,000), such Vested Accounts shall be transferred in a lump sum payment to an individual retirement plan under Code Section 408 of a trustee or issuer selected by the Company.

(b)       If the present value of the Vested Accounts, excluding any Rollover Account, of a Participant at the time of distribution exceeds Five Thousand Dollars ($5,000), his Vested Accounts shall be distributed, as elected by the Participant on the Applicable Form, either (i) in a lump sum payment, (ii) in systematic monthly, quarterly, semi-annual, or annual installments over a period not to exceed the life expectancy of the Participant, or (iii) in partial payments, as elected by the Participant. If a Participant elects for his Vested Accounts to be distributed in installments, the amount distributed each Plan Year shall be the value of the Vested Accounts of the Participant as of the end of the preceding Plan Year, divided by the number of remaining years over which installments shall be paid, and installments paid during any Plan Year shall be substantially equal in amount. Distributions pursuant to this paragraph (b) shall be made or shall begin as of the following dates:

(1)       If a Participant Terminates Employment or Retires before his Normal Retirement Date, distribution of his Vested Accounts shall be made or shall begin as soon as administratively possible on or after his Normal Retirement Date, unless the Participant elects on an Applicable Form for distribution of his Vested Accounts to begin as of an earlier date on or following his Termination of Employment or Retirement date, in which case distribution of his Vested Accounts shall begin pursuant to his election.

(2)       If a Participant Retires on or after his Normal Retirement Date, distribution of his Vested Accounts shall begin as soon as administratively possible on or after his Retirement date, unless the Participant elects on an Applicable Form to delay distribution of his Vested Accounts, in which case distribution of his Vested Accounts shall be delayed in accordance with his election, subject to the requirements of Section 7.05.

(3)       If a Participant Terminates Employment or Retires before his Normal Retirement Date, he shall notify the Administrator of the date as of which he wishes for distribution of his Vested Accounts to begin pursuant to paragraph (1) above. Such notice shall be given to the Administrator within sixty (60) days before the designated distribution date. After receipt of the notice from the Participant and at least thirty (30) days before the distribution date designated by the Participant, the Administrator shall provide the Participant with a description of the material features of, and an explanation of the relative values of, the optional forms of benefit under the Plan and the right of the Participant to defer receipt of the distribution. Notwithstanding the provisions of paragraph (1) above, distribution of the Vested Accounts of a Participant shall not begin before his Normal Retirement Date, unless the Participant elects an earlier distribution date pursuant to paragraph (1), which election must be made on the Applicable Form after receipt of the notice from the Administrator described in the preceding sentence and within one-hundred-eighty (180) days before the designated distribution date.

(c)       Notwithstanding the above, if a Participant elects to receive installment payments following his Termination of Employment or Retirement, he may subsequently:

(1)       elect to change the frequency or dollar amount of his remaining installment payments effective as soon as administratively feasible following receipt of his election on the Applicable Form by the Administrator; provided, however, a Participant may make only one election under this paragraph (1) in any Plan Year; or

(2)       elect to receive his remaining Vested Account balance in a lump sum payment as soon as administratively possible following receipt of his election on the Applicable Form by the Administrator.

(d)       If the distribution of an Account to the Participant under paragraph (a) or (b) is less than his entire Account, and it occurs before the Account is one hundred percent (100%) Vested, then until the Participant incurs a five (5) year Break in Service, the Vested portion of the Account shall be the amount ("X") determined by the formula: X=P(AB+(RxD))-(RxD), where P is the Vested percentage at any relevant time; AB is the balance of the Account at the relevant time (which is the time, under the Plan, at which the Vested percentage of the Account cannot increase); D is the amount of the distribution; R is the ratio of the balance of the Account at the relevant time over the balance of the Account after the distribution.

(e)       A Participant's Pre-Tax Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

(f)        Distributions payable as of any date shall be made on or as soon as administratively feasible after that date.

(g)	In-kind distributions to a Participant or beneficiary shall not be permitted.

Section 7.03.	Death Benefits.

(a)       If a Participant dies after distribution of his Vested Accounts has begun, his remaining Vested Accounts, if any, shall be distributed to his beneficiary under the form of distribution in effect on the date of his death, unless the beneficiary elects a lump sum payment of the remaining Vested Accounts of the Participant on an Applicable Form, in which case the remaining Vested Accounts shall be paid to the beneficiary in a lump sum payment as soon as administratively feasible after the receipt by the Administrator of the election of the beneficiary.

(b)       If a Participant dies before distribution of his Accounts has begun, his Vested Accounts shall be distributed to his beneficiary in a lump sum payment as soon as administratively feasible after his death, unless the beneficiary elects a later payment date on an Applicable Form, in which case the Accounts of the Participant shall be distributed in a lump sum as of the date selected by the beneficiary, subject to the requirements of Section 7.05.

Section 7.04.	Beneficiaries.

(a)       The primary beneficiary of a married Participant shall be his spouse, unless he designates a different primary beneficiary under paragraph (b).

(b)       Each Participant may designate on the Applicable Form one (1) or more primary and contingent beneficiaries to receive any death benefits payable under the Plan on his death. Each such designation may be revoked, amended, or changed by the Participant by notice in writing on the Applicable Form to the Administrator. The designation of a beneficiary other than the spouse of such Participant shall not be effective unless:

(1)       the consent of the spouse of the Participant (i) is obtained on the Applicable Form, (ii) acknowledges the effect of the election, (iii) applies only to a specific beneficiary designation which may not be changed without spousal consent (or the consent of the spouse expressly permits future elections by the Participant without any requirement of further consent by the spouse), and (iv) is witnessed by an authorized representative of the Administrator, or by a notary public; or

(2)       the Participant establishes to the satisfaction of the Administrator, in its sole discretion, that the consent under paragraph (1) cannot be obtained because (i) the Participant has no spouse, (ii) the spouse of the Participant cannot be located, or (iii) of such other circumstances as the Secretary of the Treasury by regulation may prescribe.

Any consent by a spouse of a Participant, or establishment that consent of such spouse cannot be obtained, shall be effective only with respect to such spouse.

(c)       In the absence of a designation by the Participant pursuant to paragraph (b), or if all designated beneficiaries predecease the Participant, the benefits, if any, shall be paid to the spouse of the Participant, if living at the time of the death of the Participant, or if no such spouse is then living, to the estate of the Participant.

Section 7.05.      Other Distribution Rules Imposed by Federal Law. Notwithstanding any provision of this Plan to the contrary, any distribution under the Plan shall be made in accordance with Code Section 401(a)(9) and the regulations promulgated thereunder and shall comply with the following rules:

(a)       Minimum Required Distributions. To the extent required by Code Section 401(a)(9) and the regulations promulgated thereunder, payment of the Accounts of a Participant shall begin not later than the Required Beginning Date.

(b)       Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest shall be distributed, or begin to be distributed, no later than as follows:

(1)       If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2 if later.

(2)       If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)       If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(4)       If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this paragraph (b), other than paragraph (b)(1), shall apply as if the surviving spouse were the Participant.

For purposes of this paragraph (b) and paragraph (e), unless paragraph (b)(4) applies, distributions are considered to begin on the Participant's Required Beginning Date. If paragraph (b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph (b)(1).

(c)       Forms of Distribution. Unless the Participant's interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions shall be made in accordance with paragraphs (d) and (e).

(d)	Required Minimum Distributions During Participant's Lifetime.

(1)       Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that shall be distributed for each Distribution Calendar Year is the lesser of:

(A)      the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(B)      if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

(2)       Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions shall be determined under this paragraph (d)(2) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

(e)	Required Minimum Distributions After Participant's Death.
(1)	Death On or After Date Distributions Begin.

(A)      Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

(i)        The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)       If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(iii)      If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B)      No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distributions Begin.

(A)      Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in paragraph (e)(1).

(B)      No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C)      Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under paragraph (b)(1), this paragraph (e)(2) shall apply as if the surviving spouse were the Participant.

(f)	Definitions. The following definitions shall apply to this Section 7.05:

(1)       Designated Beneficiary. The individual who is designated as a beneficiary in accordance with Section 7.04 and is the designated beneficiary under section 401(a)(9)

of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2)       Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph (b). The required minimum distribution for the Participant's first Distribution Calendar Year shall be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.

(3)       Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(4)       Participant's Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any Contributions made and allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5)       Required Beginning Date. Required Beginning Date means April 1 of the calendar year following the later of (i) the calendar year in which the Participant reaches age seventy and one-half (70-1/2), or (ii) the calendar year in which the Participant Retires; provided, however, for a Participant who is a five percent (5%) owner, as defined in Code Section 416, Required Beginning Date means April 1 of the calendar year following the calendar year in which the Participant reaches age seventy and one-half (70-1/2), regardless of whether he has Retired. Notwithstanding the preceding sentence, a Participant who (i) has not Retired or Terminated Employment, (ii) reached age 70-1/2 prior to January 1, 1997, and (iii) began receiving distributions from the Plan pursuant to the requirements of Code Section 401(a)(9) as in effect on December 31, 1996, may elect to discontinue such distributions at any time by submitting the Applicable Form to the Administrator or its designee. Upon recommencement of distributions by a Participant who elects to discontinue distributions in accordance with the preceding sentence, there shall be a new annuity starting date.

Section 7.06.      Charge or Discount. If any charge or discount is incurred by the Trustee as an incident to the payment of any benefits hereunder, such charge or discount shall be charged against the benefits of the Participant or beneficiary to which the same relates.

Section 7.07.      Persons Under Legal Disability. If the Administrator is advised in writing that any benefit is payable to a minor or other person under a legal disability, the Administrator may direct that such payments be made to the legal guardian of such person or to such other person or organization as a court of competent jurisdiction may direct in full satisfaction of any payment due under the Plan.

Section 7.08.      Plan Distributions and Withholding Requirements. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Such distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution. The following definitions shall apply to this Section:

(a)       An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); or (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

(b)       An "Eligible Retirement Plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), or, if the taxpayer's adjusted gross income does not exceed $100,000 or the taxpayer is not a married individual filing a separate return, a Roth individual annuity described in Code Section 408A(e) for distributions made after December 31, 2007, that accepts the Distributee's Eligible Rollover Distribution. An Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). The definition of an Eligible Retirement Plan for a nonspouse designated beneficiary of a deceased participant means an individual retirement annuity account established for the purpose of receiving a distribution from this Plan and treated as an inherited individual retirement account or annuity (within the meaning of Code Section 408(d)(3)(C)).

(c)       A "Distributee" includes an employee, former employee, or the nonspouse designated beneficiary (as defined Code Section 401(a)(9)(E)) of a deceased Participant. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(d)       A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(e)       Notwithstanding paragraph (a), if an Eligible Rollover Distribution is expected to total less than Two Hundred Dollars ($200) during a year, such payment may not be directly rolled over.

Section 7.09.      Code Section 401(a)(14) Distribution Requirements. Unless a Participant elects otherwise, the payment of his benefits under the Plan must begin not later than the sixtieth (60th) day after the end of the Plan Year in which occurs the latest of (i) the Participant's sixty-fifth (65th) birthday, (ii) the tenth (10th) anniversary of the Plan Year in which the Participant began participation in the Plan, or (iii) the Participant's Termination of Employment or Retirement.

ARTICLE VIII.

IN-SERVICE WITHDRAWALS

Section 8.01.      In-Service Withdrawals After Age 59-1/2. A Participant who has not Terminated Employment or Retired may request a withdrawal of all or any part of his Vested Accounts at any time after he attains age fifty-nine and one-half (59-1/2), subject to Sections 8.04 and 9.02(i). Such a request must be on the Applicable Form. Distribution of such withdrawal shall be made as soon as administratively possible after the request is received by the Administrator.

Section 8.02.      Withdrawals from After-Tax Contribution Account and Rollover Account. A Participant who has not Terminated Employment or Retired may request a withdrawal of all or any part of his After-Tax Contribution Account and all or any part of his

Rollover Account at any time, subject to Sections 8.04 and 9.02(i). Such a request must be on the Applicable Form. Distribution of such withdrawal shall be made as soon as administratively possible after the request is received by the Administrator.

Section 8.03.      Hardship Withdrawals of Pre-Tax Contribution Account and Matching Contribution Account.

(a)       Subject to Section 8.04, Participant who has not Terminated Employment or Retired may request on the Applicable Form, for reason of financial hardship as defined under regulations of the Internal Revenue Service, to withdraw in cash the Vested part of his Matching Contribution Account and all or part of his Pre-Tax Contribution Account, excluding any earnings of the Trust Fund allocated to such Pre-Tax Contribution Account after December 31, 1988. Such a request must be on the Applicable Form. The request shall be approved only if it satisfies all the requirements of this Section.

(b)	A withdrawal for reason of financial hardship must be on account of:

(1)       expenses for or necessary to obtain medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed seven and one-half percent (7-1/2%) of adjusted gross income);

(2)       purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)       payment of tuition, room and board expenses, and related educational fees, for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents of the Participant (as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), 152(b)(2), and 152(d)(1)(B)), or, effective on and after January 1, 2008, the primary beneficiary of the Participant under the Plan who is also the Participant's "spousal equivalent partner," as defined in paragraph (f);

(4)       the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the principal residence of the Participant;

(5)       effective January 1, 2006, payments for burial or funeral expenses for the Participant's deceased parent, spouse, children or dependents of the Participant (as defined in Code Section 152, but determined without regard to Code Section 152(d)(1)(B)), or, effective on and after January 1, 2008, the primary beneficiary of the Participant under the Plan who is also the Participant's "spousal equivalent partner," as defined in paragraph (f);

(6)       effective January 1, 2006, expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income); or

(7)       such other financial circumstances as declared by the Commissioner of Internal Revenue to constitute immediate and heavy financial need under Code Section 401(k) or the regulations thereunder.

(c)       Any withdrawal for reason of financial hardship must satisfy all of the following requirements:

(1)       The distribution may not be in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local taxes or penalties reasonably anticipated to result from the distribution.

(2)       The Participant must have obtained all distributions (including distributions of dividends under Code Section 404(k), but not hardship distributions) and all nontaxable loans currently available under all plans maintained by the Affiliated Employers.

(3)       The Pre-Tax Contributions and Catch-Up Contributions of the Participant under Section 4.02 of the Plan and any elective contributions or employee contributions of the Participant under any other plan maintained by the Participating Employers, except for employee contributions under a health or welfare benefit plan, including one that is part of a cafeteria plan under Code Section 125, shall be suspended for six (6) months after receipt of any withdrawal.

(d)       The request by a Participant for a withdrawal shall specify the reason of the financial hardship, specify the amount the Participant wishes to withdraw to meet the need caused by the financial hardship, and state the need cannot be met:

(1)	through reimbursement or compensation by insurance or otherwise;

(2)       by reasonable liquidation of the assets of the Participant, to the extent such liquidation would not itself cause an immediate and heavy financial need;

(3)       by cessation of Pre-Tax Contributions and Catch-Up Contributions under the Plan; or

(4)       by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Participating Employers or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

The Administrator or its designee shall determine whether financial hardship exists, and its determination shall be final and conclusive. Denial of a withdrawal request shall be made in accordance with the claims procedure of the Plan. In making this determination, the Administrator or its designee may rely on the documentation provided by the Participant that supports that (i) the withdrawal is for a reason of financial hardship set forth in paragraph (b), (ii) the withdrawal is not in excess of the amount of the immediate and heavy financial need, and (iii) the need cannot be met by any of the aforementioned resources or from any other resources that are reasonably available to the Participant. For purposes of this Section, the resources of the Participant include those assets of the spouse of the Participant and the minor children of the Participant that are reasonably available to the Participant. The determination of whether resources are reasonably available to the Participant is to be made on the basis of all relevant facts and circumstances. If the Administrator or its designee requires further information in order to determine whether financial hardship exists, it may request this information.

(e)       The Administrator or its designee shall apply uniform and nondiscriminatory standards in administering the provisions of this Section.

(f)        For purposes of this Section, "spousal equivalent partner" means the sole partner of a Participant who (i) lives in the same residency as the Participant with the intent to reside with the Participant permanently, (ii) bears joint responsibility for the common welfare and financial obligations of both individuals, and (iii) completes an Affidavit of Spousal Equivalency or a form satisfactory to the Plan Administrator.

Section 8.04.      Withdrawal Limits and Source of Funds. The Plan Administrator may establish a minimum amount for a withdrawal and/or a maximum number of withdrawals that may be taken within a specified period under Sections 8.01, 8.02, and 8.03. The Plan Administrator also may establish ordering rules specifying how withdrawals are to be drawn from the various investments of a Contribution Account. Any withdrawal under Section 8.01 or

8.02 shall be made first from a Participant's Rollover Account, then from the Participant's After-Tax Contribution Account, then from the Participant's Pre-Tax Contribution Account, then from the Participant's Matching Account, then from the Participant's Profit Sharing Match Transfer Account, then from the Participant's Qualified Nonelective Contribution Account, and finally from the Participant's Qualified Matching Contribution Account.

ARTICLE IX.

PLAN LOANS

Section 9.01.	Plan Loans.

(a)       Any "party in interest," as defined in ERISA Section 3(14), who is a Participant or a beneficiary of a deceased Participant may apply on the Applicable Form to the Administrator or its designee for a loan from the Plan pursuant to this Article and such other procedures as may be established by the Administrator. Such loans will be available to all such Participants on a uniform and nondiscriminatory basis. Such loans will not be made available to Highly Compensated Employees, officers, or shareholders in an amount greater than the amount made available to other Participants, as determined in accordance with ERISA and the Code.

(b)       The amount of such loan, when added to the outstanding balance of all other loans from the Plan, shall not exceed the lesser of:

(1)       Fifty Thousand Dollars ($50,000), reduced by the excess, if any, of the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date on which the loan is made, over the outstanding balance of loans from the Plan on the date on which such loan is made; or

(2)	one-half (1/2) of the Vested Accounts of the Participant under the Plan.

For purposes of the above limitations, all loans from all plans of the Affiliated Employers shall be aggregated. Notwithstanding the foregoing, the minimum amount of a loan shall be One Thousand Dollars ($1,000).

Section 9.02.      Terms and Conditions. The loan program described in this Article shall be administered by the Administrator or its designee.

(a)       All loans shall be subject to the approval of the Administrator or its designee which shall investigate each application for a loan.

(b)	A Participant may apply for a loan by completing the Applicable Forms.

(c)       Each loan shall be amortized on a substantially level basis with payments not less frequently than quarterly. The period of repayment shall not exceed five (5) years (fifteen (15) years in the event the loan is for purchase or construction of the Participant's principal residence); provided, however, the term of the loan shall not extend beyond the earlier of (i) in the case of a distribution which begins after the date of the loan, the date such distribution of the Accounts under Article VII begins; provided, however, a withdrawal for reason of financial hardship pursuant to Section 8.03 shall not be taken into account under this paragraph unless the amount withdrawn from the Accounts of the Participant affects the security of the loan, (ii) the date of distribution or separation of the Accounts pursuant to a qualified domestic relations order under Code Section 414(p) or any portion of the Accounts if the amount distributed or separated from the Accounts of the Participant pursuant to such order affects the security of the loan, (iii) the date a Participant Terminates Employment or Retires, unless the Participant is a party in interest immediately after such Termination of Employment or Retirement, or (iv) the date of a default on the loan.

(d)       The Participant receiving the loan shall make the required repayments in accordance with the loan agreement; provided, however, loan repayments may be suspended during a leave of absence, including a leave of absence for military service, or a period of layoff to the extent permitted under the loan rules established by the Administrator and incorporated herein. In any event, a Participant may elect to suspend loan repayments under the Plan as permitted under Code Section 414(u).

(e)       Rates of interest shall be determined by the Administrator or its designee in accordance with ERISA and the loan rules established by the Administrator.

(f)        Each loan shall be adequately secured. The Plan shall have a security interest in the Accounts of the Participant; provided however, such security interest of the Plan shall not exceed fifty percent (50%) of the value of such Accounts at the inception of the loan, or from time to time thereafter, whichever is greater.

(g)       The Administrator or its designee may declare a loan in default at any time after a Participant fails to make a payment if the Administrator or its designee, in good faith, deems the Plan insecure with respect to the repayment of the loan and notifies the Participant of this deemed insecurity. The Administrator or its designee shall declare such loan in default no later than the last day of the calendar quarter following the calendar quarter in which the Participant fails to make a payment, unless the Participant pays the amount due plus accrued interest prior to such date.

(h)       If the Participant is in default, the Rollover Account, After-Tax Contribution Account, Profit Sharing Transfer Account, and Matching Account of the Participant shall be applied against the outstanding loan to the extent necessary to fully repay the same. In the event the loan remains outstanding after application of the Accounts in the preceding sentence, the Pre-

Tax Contribution Account and Qualified Nonelective Contribution Account of the Participant shall be applied against the outstanding loan provided that the Participant (i) is age fifty-nine and one-half (59-1/2), (ii) is deceased, (iii) is disabled, or (iv) has Terminated Employment or Retired.

(i)        No in-service withdrawals under Section 8.01 or 8.02 shall be permitted prior to repayment of all loans.

(j)        No distributions to a Participant shall be made prior to repayment of all outstanding loans, except as provided in paragraph (c); provided, however, if there is a distributable event with respect to the Participant, the Vested Accounts of the Participant shall be applied against such outstanding loans to the extent necessary to fully repay the same. A default is a distributable event, to the extent permitted by the Code.

(k)       The Participant may repay in a form acceptable to the Administrator or its designee and without penalty, the entire outstanding principal balance of the loan and accrued interest to date of repayment.

(l)        Outstanding loans which (i) are not in default, and (ii) were obtained by a Transferred Employee who makes a transfer of his accounts from the Irwin Mortgage Corporation Retirement and Profit Sharing Plan to this Plan in accordance with Section 4.10, shall be transferred automatically to this Plan and shall comply with Article IX of the Plan and the loan rules established by the Plan Administrator.

Section 9.03.	Loan Procedures.

(a)       The Administrator or its designee shall approve any loan application which satisfies the requirements set forth in this Article. Denial of a loan shall be made in accordance with the claims procedure of the Plan.

(b)       Any loan to a Participant shall be considered to be a separate asset of the Trust Fund segregated for the benefit of such Participant. The interest paid on the loan shall be credited to the Account or Accounts of the Participant. The principal and interest paid on the loan shall be credited to such Fund or Funds of the Participant as determined by the Administrator. The loan proceeds shall come from such Fund or Funds of the Participant on a pro rata basis.

(c)       The Administrator or its designee may establish and charge a processing fee with respect to any loan.

(d)       All loans under Section 9.01 shall comply with the separate loan rules and procedures established by the Administrator and incorporated herein.

ARTICLE X.

VESTING

Section 10.01.	Vesting Standards.

(a)       A Participant shall be one hundred percent (100%) Vested in his Pre-Tax Contribution Account, Catch-Up Contribution Account, Qualified Nonelective Contribution Account, Qualified Matching Contribution Account, After-Tax Contribution Account, and Rollover Account at all times.

(b)       A Participant who has not Terminated Employment or Retired shall be one hundred percent (100%) Vested in his Matching Account and Profit Sharing Match Transfer Account on and after the earlier of his attaining age sixty-five (65), Disability Retirement Date, Normal Retirement Date, or date of death.

(c)       A Participant shall be Vested in his Matching Account and Profit Sharing Match Transfer Account in the following percentages as of the completion of the following Years of Service:

Number of	Vested
Years of Service	Percentage

Less than	1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

(d)       A Plan amendment changing any Vesting schedule under the Plan shall not affect the Vested portion of a Participant's Accounts (determined as of the day prior to the later of the day such amendment is adopted, or the day such amendment becomes effective). Each Participant having not less than three (3) Years of Service shall be permitted to elect on an Applicable Form, within a reasonable period after the adoption of such amendment, to have his Vested Accounts computed under the Plan without regard to such amendment. The reasonable period shall end no earlier than the latest of the following dates (i) the date that is sixty (60) days after the day the amendment is adopted, (ii) the date that is sixty (60) days after the day the amendment becomes effective, or (iii) the date that is sixty (60) days after the day the Participant is notified of the amendment by the Participating Employer or Administrator.

Section 10.02.	Forfeitures.

(a)       Except as otherwise provided in paragraph (b), the non-Vested Accounts of a Participant shall be forfeited at the time he incurs five (5) consecutive Breaks in Service.

(b)       Upon distribution of the entire Vested Accounts of a Participant before the end of the second Plan Year following the Plan Year in which the Participant Terminates Employment, his non-Vested Accounts shall be forfeited. If at the time a Participant Terminates Employment, his Accounts are entirely non-Vested, he shall be deemed to have received a distribution of his Vested Accounts upon Termination of Employment, and his non-Vested Accounts shall be forfeited. If a former Participant whose non-Vested Accounts are forfeited pursuant to this paragraph is reemployed by a Participating Employer, the forfeited amounts shall be restored; provided, however, if the Participant received a distribution described in the first sentence of this paragraph, he repays to the Trust the full amount distributed to him before the date on which he incurs five (5) consecutive Breaks in Service after the date of the distribution. Amounts restored shall come from forfeitures. If forfeitures are insufficient to restore the forfeited amounts, the Participating Employer shall make an additional contribution sufficient to restore the forfeited amount. This additional contribution shall not constitute an annual addition under Code Section 415.

(c)       Amounts forfeited during a Plan Year shall be held unallocated until they are used as provided in the following sentence. Forfeited amounts may be applied to pay recordkeeping administrative expenses of the Plan if so directed by the Plan Administrator. Any amounts not used to pay administrative expenses shall be used to reduce Participating Employer Contributions required under Sections 4.03, 4.04, and 4.05 as of the earliest possible date such contributions are required to be made to the Plan.

ARTICLE XI.

ADMINISTRATION OF THE PLAN

Section 11.01.	Administrator.

(a)       The Administrator shall serve as the administrator of the Plan within the meaning of ERISA. The Administrator shall have the authority to control and manage the operation and administration of the Plan and shall be the named fiduciary of the Plan. The Administrator is authorized to accept service of legal process.

(b)       The Administrator shall have such power and authority (including discretion with respect to the exercise of that power and authority) as may be necessary, advisable, desirable, or convenient to enable the Administrator to carry out its duties under the Plan. By way of illustration and not limitation, the Administrator is empowered and authorized:

(1)       to make rules and regulations with respect to the Plan not inconsistent with the Plan, the Code, or ERISA and to amend or rescind such rules and regulations;

(2)       to determine, consistently therewith, all questions of law or fact that may arise as to the eligibility, benefits, status, and rights of any person claiming benefits or rights under the Plan, including without limitation, Participants, former Participants, surviving spouses of Participants, beneficiaries, Employees, and former Employees;

(3)       to direct the Trustee to make payments from the Trust Fund to Participants, their beneficiaries, and other persons as the Administrator may determine; and

(4)       subject to and consistent with the Code and ERISA, to construe and interpret the Plan and to correct any defects, supply any omissions, or reconcile any inconsistencies in the Plan.

(c)       Any action by the Administrator, which is not found to be an abuse of discretion, shall be final, conclusive, and binding on all individuals affected thereby. The Administrator may take any such action in such manner and to such extent as the Administrator in its sole discretion may deem expedient and the Administrator shall be the sole and final judge of such expediency.

(d)       The Administrator shall act directly by action of its Board of Directors. Benefits under the Plan shall be paid only if the Administrator decides, in its sole discretion, that the applicant is entitled to such benefits.

Section 11.02.    Claims Procedure. The procedures in this Section shall apply to all benefit claims.

(a)       Any person who believes that he is entitled to any benefits under the Plan shall present such claim in writing to the Administrator. The Administrator shall within ninety (90) days provide notice in writing to any claimant as to the decision on any such claim. This determination shall be made without regard to whether all information that is needed accompanies the claim filing. If the Administrator determines that special circumstances require an extension of time to process any claim, the Administrator shall give the claimant written notice of the extension within the initial ninety (90) day period under this paragraph (a). Any extension under the preceding sentence shall not be longer than an additional ninety (90) days after the initial ninety (90) day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render a determination on the claim.

(b)       If such claim has been denied, in whole or in part, such notice shall set forth (i) the specific reasons for such denial, (ii) specific reference to any pertinent provisions of the Plan on which denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) an explanation of the review procedure and time limits for the Plan, including the right to bring action under ERISA Code Section 502(a) in specific circumstances as set forth in (f) below. Such notice shall be written in a manner calculated to be understood by the claimant.

(c)       If the Administrator's determination to deny a claim is not acceptable to the claimant, an appeal for benefits may be filed with the Administrator. Within sixty (60) days after receipt by the claimant of notification of denial, the claimant shall have the right to present a written appeal to the Administrator. If such appeal is not filed within said sixty (60) day period, the decision of the Administrator shall be final and binding. The claimant or his duly authorized representative may review any Plan documents which are pertinent to the claim and may submit issues and comments to the Administrator in writing. The claimant shall be provided, upon request and free of charge, reasonable access to and copies of documents and information relevant to the claim. When reviewing an appeal, the Administrator shall consider all comments, documents, and other information submitted by the claimant, regardless of whether the information was submitted in the initial determination. The Administrator shall act as a fiduciary in making a full and fair review of such denial.

(d)       If the claimant does appeal the claim denial, a decision by the Administrator shall be made promptly and, in any event, not later than sixty (60) days after its receipt of the appeal, without regard to whether all information needed to make a determination is included with the appeal. If the Administrator determines that special circumstances require an extension of time to process any claim, such as a hearing at which the claimant or his duly authorized representative may be present is necessary, the Administrator may extend the decision, but not later than an additional sixty (60) days after the initial sixty (60) day period following receipt of the appeal. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render a determination on the claim. If the period for reviewing the appeal is extended because of the failure to submit information needed to decide the claim, the sixty (60) day extension period within which the Administrator must make a determination shall be tolled until the date on which the claimant responds to the request for additional information.

(e)       If the Administrator denies the claimant's appeal as to any claim, the Administrator's decision shall be in writing and provide adequate notice to the claimant (i) setting forth the specific reasons for any denial, (ii) identifying the Plan sections on which the denial is based, (iii) notifying the claimant of entitlement to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, and (iv) stating the claimant's right to bring an action under ERISA Section 502(a) as set forth in (f) below. Any such decision by the Administrator shall be written in a manner calculated to be understood by the claimant and shall be final and binding.

(f)        If the claimant disagrees with the Administrator's decision and has followed the claims procedures in this Section 11.02, the claimant shall have the right to bring a civil action in a court of law under ERISA Section 502(a). Any such civil action shall be filed by the claimant within one (1) year of the date of the Administrator's final denial of the claim under paragraph (e), or such civil action shall be barred. Failure to follow the claim's procedures described in this Section 11.02 shall indicate acceptance of any benefit denial, and the claimant shall no longer have the right to appeal or dispute the denial.

(g)       All claims procedures shall be governed by the regulations promulgated by the Secretary of Labor.

Section 11.03.    Employment of Consultants. The Administrator or a fiduciary named by the Administrator may employ one (1) or more persons to render advice with regard to their respective responsibilities under the Plan.

Section 11.04.    Delegation by Administrator. The Administrator may from time to time delegate to an individual, committee, or organization certain of its fiduciary responsibilities under the Plan. Any such individual, committee, or organization shall remain a fiduciary until such delegation is revoked by the Administrator, which revocation may be without cause and without advance notice. To the extent permitted under ERISA, such individual, committee, or organization shall have such power and authority with respect to such delegated fiduciary responsibilities as the Administrator has under the Plan. The Administrator shall not be liable for any act or omission of such fiduciary in carrying out such responsibility, except as may be otherwise provided in ERISA.

Section 11.05.    Qualified Public Accountant. If required under ERISA, the Administrator shall engage on behalf of all Participants an independent qualified public accountant who is qualified to act as such under ERISA and who shall conduct such an examination of any financial statements of the Plan, and of other books and records of the Plan, as the qualified public accountant may deem necessary to enable him to form an opinion as to whether the financial statements and schedules required to be included in the annual report of the Plan under ERISA are presented fairly in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Plan Year and who shall perform such other services for the Plan as the Administrator may require.

Section 11.06.    Fiduciary Insurance. The Plan or the Company may purchase fiduciary liability insurance for any of its fiduciaries, or for itself, to cover liability or losses occurring by reason of the act or omission of a fiduciary, provided that such insurance permits recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation under ERISA by such fiduciary.

Section 11.07.    Allocation of Fiduciary Responsibilities. To the extent permitted under ERISA, each fiduciary under the Plan shall be responsible only for the specific duties assigned under the Plan and shall not be directly or indirectly responsible for the duties assigned to another fiduciary. Any person or a group of persons may serve in more than one (1) fiduciary capacity with respect to the Plan.

ARTICLE XII.

TRUST

Section 12.01.	Trust Funds.

(a)       All contributions under the Plan shall be transferred to the Trust to be held, managed, invested, and distributed as part of the Trust Fund by the Trustee in accordance with the provisions of the Plan. All benefits under the Plan shall be distributed solely from the Trust Fund, and the Participating Employers shall have no liability therefore other than the obligation to make contributions to the Trust Fund as provided in the Plan.

(b)       The Accounts of Participants shall be invested in one (1) or more Funds selected by the Administrator, or its designee. The Administrator or its designee may add additional Funds or delete Funds. Any such Funds may invest through the medium of any common, collective, or commingled fund maintained by the Trustee which is invested principally in property of the kind specified for such Fund. The Administrator or its designee shall establish investment guidelines or policies applicable to each such Fund. A portion of each Fund may be maintained in cash or cash equivalents. Income or losses from investments in each Fund shall be credited or debited to the same Fund.

(c)       Contributions shall be invested as elected by the Participant, or as subsequently changed, on the Applicable Form submitted to the Administrator or its designee, subject to such conditions as it may prescribe.

(d)       Any amounts resulting from a failure to operate the Plan in accordance with its written terms that are not attributable directly to Participants shall be contributed or transferred to a suspense account held unallocated under the Trust. Such amounts shall be held, managed, invested, and distributed as part of the Trust Fund by the Trustee in accordance with the provisions of the Plan. Upon Internal Revenue Service approval of the Plan as herein amended, amounts held in the suspense account may be applied to pay recordkeeping administrative expenses of the Plan if so directed by the Plan Administrator, and any amounts not used to pay administrative expenses shall be used to reduce Participating Employer Contributions required under Sections 4.03, 4.04, and 4.05 as of the earliest possible date such contributions are required to be made to the Plan. Furthermore, upon Internal Revenue Service approval of the Plan as herein amended, the provision for use of amounts held in the suspense account under this subsection (d) shall take precedence over the provisions for use of any forfeiture amounts under Section 10.02(c). Until used as provided in this subsection (d), amounts held in the suspense account shall be invested as designated by the Administrator, from time to time.

Section 12.02.	Investments.

(a)       Each Participant shall have the right to direct the investment of his Accounts in accordance with this Section. Contributions shall be invested as elected by the Participant on the Applicable Form submitted to the Administrator, or its designee, or by such other means as may be provided for the Funds, subject to such conditions as the Administrator, or its designee, may prescribe. A Participant may change his investment election as often as determined by the Administrator, provided that the Administrator must permit investment election changes at least once per calendar year quarter. A Participant may change his investment election with respect to contributions to be made thereafter and may elect to transfer all or any portion of the Accounts of the Participant which may be invested in any one (1) Fund to another Fund, subject to the limitations of the Funds, by filing a request on the Applicable Form with the Administrator, or its designee, or by such other means as may be provided for the Funds. Investments in a Fund must be elected in a minimum of one percent (1%) increments, and such investments shall also be subject to any reasonable administrative limits established by the Administrator or its designee.

(b)       Where excessive trading can undermine any of the Funds or exceed the available liquidity for any such Fund, the Company reserves the right to modify or suspend transfer and withdrawal privileges on any of the Funds, at any time, upon notice to Participants.

(c)       If a Participant fails to direct the investment of his Accounts, the Participant shall be deemed to have directed that his Accounts be invested in the Fund or Funds designated by the Administrator, from time to time.

(d)       From time to time, the Administrator, in its sole discretion, may determine that all Participants be permitted to direct the Trust to invest their Accounts in specific assets including Employer Stock or real property that constitutes a Qualifying Employer Security.

Section 12.03.    Investment Advisor. The Administrator may designate one (1) or more Investment Advisors for the Plan.

Section 12.04.	Investments in Employer Stock.

(a)       Participants may direct the investment of their Accounts into Employer Stock as provided in Section 12.02; however, a Participant's investment in Employer Stock shall be limited to fifty percent (50%) of new Contributions.

(b)       Effective as soon as administratively feasible following any request of a Participant, any Accounts or any portions of any Account that are invested in Employer Stock may be transferred among designated investment funds as directed by the Participant and as provided in Section 12.02; provided however, that the value of such Accounts transferred shall be based upon the number of shares allocated to such Accounts as of the Allocation Date immediately preceding the transfer times the price of the stock on the date of its sale. Any necessary shares shall be sold in order to implement the requested transfer as soon as administratively feasible after the completion of the prior fiscal quarter’s valuation.

(c)       Elections with respect to investments in Employer Stock by Participants who are members of the Board of Directors of the Company or who are officers of the Company within the meaning of Securities and Exchange Commission Rule 16a-1(f), shall be given effect only if one of the following conditions is met:

(1)       if the election is made in connection with the death, Disability, Retirement or Termination of Employment of the Participant; or

(2)       the election is required to be made available to the Participant pursuant to the Internal Revenue Code; or

(3)       if the election involves a transfer of existing Account balances into Employer Stock, it is not made within six (6) months following the most recent election, with respect to any employee benefit plan of the Company, that effected a transaction that was a disposition of Employer Stock; or, if the election involves a transfer of Account balances out of the Employer Stock, it is not made within six (6) months following the most recent election, with respect to any employee benefit plan of the Company, that effected a transaction that was an acquisition of Employer Stock; or

(4)       if the election results in the investment of future contributions (e.g., new money) into Employer Stock; or

(5)       the election is determined by the Trustee, based upon the advice of counsel to the Company, to be otherwise exempt from Section 16(b) of the Exchange Act of 1934.

(d)       The Company shall be responsible for compliance with any applicable state or federal securities laws with respect to the Plan and any Qualified Employer Securities offered under the Plan, including but not limited to all Plan reporting, compliance, and registration requirements of the Securities and Exchange Act of 1934, as amended.

Section 12.05.	Voting of Employer Stock and Tender Decisions.

(a)       Except as provided in this Section, all shares of Employer Stock shall be voted by the Trustee as directed by the Company pursuant to paragraph (b), or upon the resignation or removal of the Trustee, by the Company, until a successor trustee is designated.

(b)       Each Participant shall have the right to direct the manner in which the voting rights of Employer Stock (including any fractional shares) allocated to the Accounts of such Participant under the Plan are to be voted on any matter put to the vote of shareholders. Each Participant shall be entitled to one (1) vote for each share of Employer Stock allocated to his Accounts and a fractional vote based upon any fractional shares allocated to such Accounts. The Trustee shall vote the combined shares and fractional shares of Employer Stock that are allocated to Participants' Accounts, in accordance with the direction of such Participants (the "Directed Shares"). If any Participant fails to direct the Trustee as to the manner in which to vote his allocated Employer Stock, the Trustee shall vote the shares or fractional shares of such Participant's allocated Employer Stock in the same proportion as the Directed Shares. With respect to any shares of Employer Stock that are held in a suspense account under the Plan, the Trustee shall vote such shares in the same proportion as the Directed Shares.

(c)       The Company shall furnish the Trustee and all Participants, entitled to direct voting of any Employer Stock, with notices and information statements when voting rights are to be exercised. The time and manner for furnishing such Participants with a notice or information statement must comply with the corporate law of the State of Indiana and the Articles of Incorporation and by-laws of the Company as generally applicable to security holders. The content of the information statements must be the same for such Participants as for other security holders. The Company may establish a deadline in advance of any meeting of shareholders by which such voting instructions must be received to be effective. The officers of the Company may solicit and exercise the voting rights of such Participants under any proxy provision applicable to all security holders of the Company.

(d)       If Participants direct the manner in which Employer Stock is voted, they shall be deemed named fiduciaries of the Plan with respect to the voting of such Employer Stock. The Company shall hold their individual direction in confidence, except as required by law.

(e)       A Participant shall not be permitted to direct the hold, sale, tender, or exchange of Employer Stock credited to his Accounts in any corporate transaction.

Section 12.06.    ERISA Section 404(c). The Plan is intended to comply with ERISA Section 404(c), and such compliance shall limit the liability of Plan fiduciaries with regard to Participant directed investments. In accordance with the provisions of ERISA Section 404(c), each Participant shall have the right to direct the investment of his Accounts in one (1) or more Funds in accordance with this Article, the Trust Agreement, and any rules promulgated and adopted by the Administrator.

ARTICLE XIII.

AMENDMENT OR TERMINATION

Section 13.01.    Amendment or Termination. The Board of Directors shall have the right, in its sole and final discretion, to amend or terminate the Plan at any time and from time to time to any extent which it may deem advisable; provided, however, that no amendment shall retroactively increase the duties or responsibilities of the Trustee without its written consent. A certified copy of the resolution of the Board of Directors taking such action shall be delivered to the Administrator and Trustee, and the Plan shall be amended or terminated in the manner and effective as of the date set forth in such resolution, and the Participating Employers, Employees, Participants, beneficiaries, Trustee, Administrator, and all other persons having any interest under the Plan shall be bound thereby. Provided, however, that no such Board of Directors action shall operate to recapture for a Participating Employer any contributions or payments previously made to the Plan, nor to adversely affect any benefits otherwise payable to Participants and their beneficiaries.

Section 13.02.    Amendment for Qualification of Plan. It is the intent of the Company that the Plan shall be and remain qualified for tax purposes under the Code. The Company shall promptly submit the Plan for approval under the Code and all expenses incident thereto shall be borne by the Company. The Company may make any modifications, alterations, or amendments to the Plan necessary to obtain and retain approval of the Secretary of the Treasury or his delegate as may be necessary to establish and maintain the status of the Plan as qualified and the deductibility for income tax purposes of Participating Employer Contributions thereto under the provisions of the Code or other federal legislation, as now in effect or hereafter enacted, and the regulations issued thereunder. Any modification, alteration, or amendment of the Plan, made in accordance with this Section, may be made retroactively, if necessary or appropriate. A certified copy of the resolution of the Board of Directors making such amendment shall be delivered to the Administrator and Trustee, and the Plan shall be amended in the manner and effective as of the date set forth in such resolution, and the Participating Employers, Employees, Participants, beneficiaries, Trustee, Administrator, and all others having any interest under the Plan shall be bound thereby.

Section 13.03.    Restrictions on Amendments. Any amendment may be made to the Plan which is not contrary to ERISA or the Code. No amendment may be made to the Plan that violates Code Section 411(d)(6).

Section 13.04.    Discontinuance or Suspension of Contributions. A Participating Employer may discontinue completely or suspend temporarily for a definite or indefinite period its contributions under the Plan, or terminate the Plan, at any time or from time to time without any liability whatsoever, as contributions by the Participating Employers are completely voluntary and the Participating Employers are under no contractual obligation to continue contributions. Temporary suspension of contributions by a Participating Employer shall not result in any Accounts becoming Vested.

Section 13.05.    Allocation of Assets on Termination. In the case of the complete or partial termination of the Plan, as to one (1) or more Participating Employers, including a termination arising from the complete discontinuance of contributions, the Accounts of each affected Participant shall become irrevocably Vested. On such complete or partial termination, the affected portion of the Trust Fund shall be liquidated pursuant to the direction of the Board of Directors. The Plan shall remain in full effect with respect to each Participating Employer, and Participants who are Employees of such Participating Employer, which does not terminate its participation in the Plan on behalf of its Employees; provided, however, the termination of participation by less than all of the Participating Employers shall not affect the Plan as it applies to Participants who are not, at the time of termination, Employees of a terminating Participating Employer.

ARTICLE XIV.

ENTRY AND WITHDRAWAL OF PARTICIPATING EMPLOYERS

Section 14.01.    Entry of Participating Employers. Any organization classified by the Board of Directors as a Participating Employer may become a party to the Plan as of the first day of any Plan Year, or such other date specified by the Board of Directors, by delivering to the Administrator an appropriate resolution by the board of directors of such organization. With the consent of the Board of Directors, such organization shall become a Participating Employer hereunder, as of the specified date, and shall be subject to the terms and provisions of the Plan as then in effect and thereafter amended.

Section 14.02.    Withdrawal from Plan. A Participating Employer may withdraw from the Plan if authorized by the Board of Directors upon written notice together with a resolution of the Participating Employer's board of directors, or with respect to a limited partnership its general partner, authorizing its withdrawal as a Participating Employer hereunder. Any Participating Employer hereunder which elects to withdraw from the Plan shall deliver such notice to the Board of Directors at least thirty (30) days prior to the date withdrawal is to be effective, unless such requirement is waived by joint action of such Board of Directors. Provided, however, the Board of Directors shall have complete authority, in its discretion, to determine the actual date of withdrawal and the terms and conditions of such withdrawal, subject to any applicable provisions of the Code and ERISA.

ARTICLE XV.

TOP-HEAVY PROVISIONS

Section 15.01.    Definitions. For purposes of this Article, the following definitions shall apply:

(a)       "Aggregation Group" means each qualified plan of the Participating Employers (including any terminated plan if it was maintained in the last five (5) year period ending on the Determination Date) in which at least one (1) Key Employee participates in the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years and each other plan of the Participating Employers which, during such period, enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410. "Aggregation Group" also includes each other qualified plan of the Participating Employers designated by the Participating Employers as part of such group, if such group, taking into account such plan, would continue to meet the requirements of Code Sections 401(a)(4) and 410.

(b)       "Determination Date" means, for the first Plan Year, the last day of the first Plan Year, and for any other Plan Year, the last day of the preceding Plan Year.

(c)       "Key Employee" any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of an Affiliated Employer having annual compensation greater than One Hundred Thirty Thousand Dollars ($130,000) (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a five percent (5%) owner of an Affiliated Employer, or a one percent (1%) owner of an Affiliated Employer having annual compensation of more than One Hundred Fifty Thousand Dollars ($150,000). For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(d)       "Non-Key Employee" means any Employee or former Employee, and the beneficiaries of such Employee, who is not a Key Employee.

(e)       "Top-Heavy Allocation Date" means, for any Plan Year, the date of the most recent valuation immediately preceding or coincident with the Determination Date for the Plan Year.

(f)        "Top-Heavy Plan" means, for any Plan Year the Plan if the "top-heavy ratio" for the Aggregation Group as of the Determination Date exceeds sixty percent (60%). The top-heavy ratio is a fraction, the numerator of which is the present value of the cumulative accrued benefits as of the Top-Heavy Allocation Date under the defined benefit plans for all Key Employees plus the sum of account balances as of the Determination Date under the defined contribution plans for all Key Employees, and the denominator of which is the present value of the cumulative accrued benefits as of the Top-Heavy Allocation Date under the defined benefit plans plus the sum of account balances as of the Determination Date under the defined contribution plans for all Participants, including Key-Employees, former Participants, and the beneficiaries of such Participants. Provided, however, in the calculation of the top-heavy ratio (i) if any Participant has not performed any services for an Affiliated Employer during the one (1) year period ending on the Determination Date, the accounts of such Participant shall not be taken in account; (ii) the value of account balances and cumulative accrued benefits of a Participant who is a Non-Key Employee but who was a Key Employee in a prior year shall be disregarded; (iii) the value of account balances and cumulative accrued benefits for the Aggregation Group shall be calculated with reference to the Determination Date of each plan which falls within the same calendar year; (iv) the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Code Section 416 and the regulations thereunder; (v) the present value of the cumulative accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by (A) the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one (1) year period (or, in the case of a distribution made for a reason other than separation from service, death, or disability, the five (5) year period) ending on the Determination Date, and (B) the distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). The accrued benefit of a Participant other than a Key Employee shall be determined under: (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Participating Employers, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(g)	"Top-Heavy Year" means any Plan Year in which the Plan is a Top-Heavy Plan.

Section 15.02.    Top-Heavy Plan Provisions. If the Plan is a Top-Heavy Plan in any one (1) or more Plan Years, and notwithstanding Article V, in each Top-Heavy Year the following provisions shall apply:

(a)       The minimum accrued benefit derived from Participating Employer Contributions for each Participant who is a Non-Key Employee, shall equal a percent of the compensation of each such Participant from a Participating Employer for the Top-Heavy Year which is the lesser of (i) three percent (3%), or (ii) the percent of compensation for the Top-Heavy Year allocated to the Accounts of the Key Employee with the highest percentage allocation for the Top-Heavy Year. Provided, however, the minimum allocation may not be less than three percent (3%) if the Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan required to be included in such group to meet the requirements of Code Section 401(a)(4) or 410. This minimum allocation shall include all amounts allocated to the Accounts of such

Participant for the Top-Heavy Year pursuant to Sections 4.03, 4.04, and 4.05 but not 4.02. This minimum allocation shall include amounts allocated to the Accounts of a Participant who is a Key Employee for the Top-Heavy Year pursuant to Sections 4.02, 4.03, 4.04, and 4.05. Participating Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage and other requirements of Code Section 401(m).

(b)       Notwithstanding paragraph (a), if a Participating Employer maintains another Top-Heavy Plan, which is a defined contribution plan, and the other plan satisfies paragraph (a) with respect to a Participant who is a Non-Key Employee in both plans, then paragraph (a) shall not apply to this Plan with respect to such Participant.

(c)       Notwithstanding paragraph (a), if a Participating Employer maintains another Top-Heavy Plan, which is a defined benefit plan, then either (i) this other plan must satisfy the defined benefit minimum provisions of Code Section 416(c)(1) with respect to a Participant who is a Non-Key Employee in both plans, or (ii) this Plan must provide a minimum accrued benefit derived from Participating Employer Contributions for such Participant equal to five percent (5%) of the compensation of such Participant from the Participating Employer for the Top-Heavy Year.

ARTICLE XVI.

NONALIENATION OF BENEFITS AND DOMESTIC RELATIONS ORDERS

Section 16.01.	Nonalienation of Benefits.

(a)       Except as provided in paragraph (b) or (c), no benefit under the Plan, prior to actual receipt thereof by a Participant or a beneficiary, shall be subject to any debt, liability, contract, engagement, or tort of any Participant or his beneficiary, nor subject to anticipation, sale, assignment, transfer, encumbrance, pledge, charge, attachment, garnishment, execution, alienation, or other voluntary or involuntary alienation or other legal or equitable process, nor transferable by operation of law.

(b)       The benefits of a Participant shall be paid to an "Alternate Payee" as defined in Code Section 414(p) pursuant to the applicable requirements of any "Qualified Domestic Relations Order" under Code Sections 401(a)(13) and 414(p).

(c)       The benefits of a Participant under the Plan may be reduced to the extent permitted under Code Section 401(a)(13), which, in general, provides a reduction to satisfy the Participant's liability to the Plan due to (i) the Participant's conviction of a crime involving the Plan, (ii) a judgment, consent order, or decree in an action for violation of fiduciary standards, or (iii) a settlement involving the Department of Labor or the Pension Benefit Guaranty Corporation.

(d)       Notwithstanding any other provision of the Plan, any benefit payable to a Participant or a beneficiary of a Participant shall be reduced by any benefit paid or payable from the benefits of the Participant under the Plan pursuant to paragraph (b) or (c). The Administrator, in its sole discretion, may direct the Trustee to separately account for any benefit payable pursuant to paragraph (b) or (c).

(e)       Notwithstanding any other provision of the Plan, the Plan may make a distribution to an Alternate Payee pursuant to a Qualified Domestic Relations Order prior to the date the Participant attains his earliest retirement age, as defined in Code Section 414(p)(4)(B), only if the domestic relations order specifically requires the Plan to make a distribution prior to such date.

Section 16.02.	Procedures Regarding Domestic Relations Orders.

(a)       If the Plan receives any order which may be a Qualified Domestic Relations Order, the Administrator shall:

(1)       promptly notify the Participant and any prospective Alternate Payee of (i) the receipt of such order, and (ii) the procedures under the Plan for determining whether such order is a Qualified Domestic Relations Order; and

(2)       within a reasonable period after receipt of such order, and in accordance with regulations which the Secretary of Labor may prescribe, determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such decision.

(b)       The Administrator shall establish reasonable procedures to determine whether any order is a Qualified Domestic Relations Order and to administer the distribution of benefits with respect to such orders. The procedures shall (i) be in writing, (ii) provide prompt notice of such procedures to each person specified in the order as entitled to the payment of benefits, at the address specified in the order, and (iii) permit an Alternate Payee to designate a representative for receipt of copies of notices that are sent to Alternate Payees with respect to a Qualified Domestic Relations Order.

(c)       During any period of time in which the issue of whether an order is a Qualified Domestic Relations Order is being determined by the Administrator, a court of competent jurisdiction, or otherwise, the Administrator shall provide the Trustee with written direction to separately account under the Trust for the amounts, if any, which would be payable to an Alternate Payee during such period if such order is determined to be a Qualified Domestic Relations Order. If within the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the order, the order, or modification thereof, is determined to be a Qualified Domestic Relations Order, the Administrator shall pay such separately accounted amounts, plus any interest thereon, to the Alternate Payee or Payees entitled thereto. If within the eighteen (18) month period the order is determined to not be a Qualified Domestic Relations Order, or if such issue has not been resolved, the Administrator shall direct the Trustee to pay such separately accounted amounts, plus any interest thereon, to the Participant or beneficiary entitled to such amounts as if there had been no order. Any determination that an order is a Qualified Domestic Relations Order after the close of the eighteen (18) month period shall have only prospective application. Notwithstanding the preceding provisions, and in accordance with such regulations as the Secretary of the Treasury may prescribe, the Administrator, in the sole discretion of the Administrator, may delay payment of any amounts payable under the Plan to a Participant (i) to the end of said eighteen (18) month period, if an order is found to be defective within said eighteen (18) month period and the Administrator has notice that the parties with respect to the order are attempting to rectify any defects in the order, or (ii) for a reasonable period of time, if the Administrator receives notice that an order which may be a Qualified Domestic Relations Order is being sought with respect to the Participant; provided, however, for these purposes, a court stay to the Administrator during the time an appeal is pending is notice that the parties with respect to an order are attempting to cure any defects in an order, and the Administrator shall honor a restraining order prohibiting the disposition of any amounts with respect to a Participant pending resolution of a dispute with respect to an order which may be a Qualified Domestic Relations Order.

Section 16.03.    Surviving Spouse. To the extent so provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as the surviving spouse of the Participant under the Plan for purposes of Code Sections 401(a)(11) and 417 and the spouse of the Participant shall not be treated as a spouse of the Participant for such purposes.

Section 16.04.    Death of Alternate Payee Prior to Payment of Accounts. In the event of the death of the Alternate Payee prior to the date the Alternate Payee's interest under a Qualified Domestic Relations Order is paid to such Alternate Payee, the Alternate Payee's interest shall become immediately payable (i) to the Alternate Payee's designated beneficiary, or (ii) if no beneficiary has been designated, to the estate of the Alternate Payee.

ARTICLE XVII.

MISCELLANEOUS

Section 17.01.    Non-Diversion. The assets of the Plan shall never inure to the benefit of a Participating Employer and shall be held for the exclusive purposes of providing benefits to Participants in the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan, except as follows:

(a)       In the case of a contribution which is made by a Participating Employer under a mistake of fact, such contribution shall be returned to the Participating Employer, upon demand, within one (1) year after the payment of the contribution and shall be reduced for any loss incurred but unadjusted for any gains earned during the time the mistaken contribution was part of the Trust.

(b)       Contributions by a Participating Employer are conditioned on the deductibility of the contribution under the Code. To the extent the deduction is disallowed, such contributions to the extent disallowed shall be returned to the Participating Employer, upon demand, within one (1) year after the disallowance of such deduction. Any amount not returned to the Participating Employer shall be deductible in subsequent taxable periods as provided in the Code.

Section 17.02.    Military Service. Notwithstanding any other provision in the Plan to the contrary, any Participant who is entitled to the rights, protections, and privileges afforded by USERRA and is reemployed with an Affiliated Employer as provided in USERRA, shall (i) as provided in Sections 2.01(g), 2.01(w), and 2.01(ii), receive credit for the period served in the military for purposes of vesting and benefit accrual under the terms of the Plan, (ii) be entitled to receive any employer contributions the Participant failed to receive as a result of his or her military service as required by USERRA, and (iii) be entitled to make-up any contributions the Participant missed as a result of his or her military service, to the extent required by USERRA and permitted under the Code. However, any make-up contributions shall not exceed the amount the Participant would have been permitted to contribute to the Plan had the Participant remained continuously employed by a Participating Employer throughout the period of his or her military service. Any make-up contributions to the Plan described in this Section shall be made during the period beginning with the date of reemployment and ending on the date that occurs on the earliest of (i) three (3) times the period of the Participant's military service, or (ii) five (5) years.

Section 17.03.    Merger, Consolidation of Plans, or Transfer of Plan Assets. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in the Plan shall be entitled to a benefit (as if the Plan had been terminated) immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (as if the Plan had been terminated).

Section 17.04.    Limitation of Rights and Obligations. Neither the establishment nor maintenance of the Plan nor any amendment thereof, nor any act or omission under the Plan or resulting from the operation of the Plan shall be construed:

(a)       as conferring upon any Participant, beneficiary, or any other person a right or claim against the Trust, Trustee, Company, Participating Employer, or Administrator, except to the extent that such right or claim shall be specifically expressed and provided in the Plan or provided under ERISA;

(b)       as creating any responsibility or liability of the Company for the validity or effect of the Plan;

(c)       as a contract or agreement between the Company and any Participant or other person;

(d)       as being consideration for, or an inducement or condition of, employment of any Participant or other person, or as affecting or restricting in any manner or to any extent whatsoever the rights or obligations of any Participating Employer or any Participant or other person to continue or terminate the employment relationship at any time; or

(e)       as giving any Participant the right to be retained in the service of any Participating Employer or to interfere with the right of the Participating Employer to discharge any Participant or other person at any time.

Section 17.05.    Notice. Any notice given under the Plan shall be sufficient if given to the Administrator, when addressed to its office, or if given to a Participant, when addressed to the Participant at his or her address as it appears in the records of the Administrator.

Section 17.06.    Right of Recovery. If the Trustee makes any payment that according to the terms of the Plan and the benefits provided hereunder should not have been made, the Trustee may recover that incorrect payment, whether or not it was made due to the error of the Trustee, from the person to whom it was made, or from any other appropriate party. If any such incorrect payment is made directly to a Participant, the Trustee may deduct it when making future payments directly to that Participant.

Section 17.07.    Legal Counsel. The Administrator and/or its designee, may from time to time consult with counsel, who may be counsel for the Company, and shall be fully protected in acting upon the advice of such counsel.

Section 17.08.    Evidence of Action. Any action by any Participating Employer pursuant to any of the provisions of the Plan shall be evidenced by resolution of its governing body, and the Administrator shall be fully protected in acting in accordance with such resolution so certified to it. All orders, requests, and instructions to the Administrator by a Participating Employer or by any duly authorized representative, shall be in writing and the Administrator shall act and shall be fully protected in acting in accordance with such orders, requests, and instructions.

Section 17.09.    Audit. If an audit of the Plan and Trust is required under ERISA for any Plan Year, the Administrator shall engage an independent qualified public accountant. Such audit shall be conducted in accordance with the requirements of ERISA Section 103.

Section 17.10.    Bonding. Each fiduciary of the Plan, unless exempted under ERISA, shall be bonded in an amount not less than ten percent (10%) of the amounts of assets of the Plan handled by such fiduciary; provided, however, such bond shall not be less than One Thousand Dollars ($1,000) and need not be for more than Five Hundred Thousand Dollars ($500,000). The expense of such bond shall be paid from the assets of the Plan unless paid by the Company.

Section 17.11.    Receipt and Release. Any payments to any Participant shall, to the extent thereof, be in full satisfaction of the claim of such Participant being paid thereby and the Trustee or Administrator may condition payment thereof on the delivery by the Participant of the duly executed receipt and release in such form as may be determined by the Trustee or Administrator.

Section 17.12.    Legal Actions. If the Administrator is made a party to any legal action regarding the Trust or the Plan, except for a breach of fiduciary responsibility of such person or persons, any and all costs and expenses, including reasonable attorneys' fees, incurred by the Administrator in connection with such proceeding shall be paid from the assets of the Trust Fund unless paid by the Company.

Section 17.13.    Reliance. The Administrator shall not incur any liability in acting upon any notice, request, signed letter, telegram, or other paper or document believed by the Administrator to be genuine or to be executed or sent by an authorized person.

Section 17.14.    Entire Plan. The Plan document and the documents incorporated by reference herein shall constitute the only legally governing documents for the Plan. No statement by the Company, Trustees, Participating Employers, or Administrator shall be used in any claim unless in writing, signed by the party against whom the claim is being made.

Section 17.15.    Counterparts. The Plan may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute but one (1) and the same instrument and shall be sufficiently evidenced by any one (1) counterpart.

The Plan was duly authorized and adopted by the Board of Directors of Irwin Financial Corporation on the 3rd day of November, 2008.

IRWIN FINANCIAL CORPORATION

By: /s/ Carrie K. Houston

Signature

Carrie K. Houston

Printed Name

FVP, HR & Development

Title	2007848.2

ATTEST:

/s/ Pamela J. Price

Title: Benefits Manager

AMENDMENT NUMBER ONE TO THE

IRWIN FINANCIAL CORPORATION

EMPLOYEES' SAVINGS PLAN

THIS AMENDMENT NUMBER ONE is hereby executed on behalf of Irwin Financial Corporation, an Indiana corporation (“Company”), effective as of December 8, 2009.

WHEREAS, effective as of July 1, 1978, the Company established the Irwin Financial Corporation Employees’ Savings Plan (the “Plan”), and most recently amended and restated the Plan in its entirety, effective as of January 1, 2008.

WHEREAS, the Company desires to enter into a trust agreement with Irwin Union Bank and Trust Company, as a Company directed co-trustee, creating a trust solely to hold the transferable subscription rights to purchase common shares of Irwin Financial Corporation that will be issued to the Plan, as a shareholder of common shares of Irwin Financial Corporation, pursuant to a Form S-3 Registration Statement filed with the Securities and Exchange Commission on October 14, 2008, as may be amended (“Rights Offering”);

WHEREAS, the Company reserved the right to amend the Plan pursuant to Sections 13.01 and 13.02 of the Plan; and

WHEREAS, the Company desires to amend the Plan to allow the appointment of Irwin Union Bank and Trust Company, as a Company directed co-trustee under the Plan solely for the purposes of receiving and holding the rights under the Rights Offering and to make certain other changes determined by the Company to be necessary or desirable.

NOW THEREFORE, the Plan is hereby amended, effective as of December 8, 2008, as follows:

1.     Section 2.01(ll) of the Plan, defining trust agreement, shall be amended to and read as follows:

“(a)     ‘Trust Agreement’ means the Trust Agreement between Irwin Financial Corporation and Fidelity Management Trust Company and any other trust agreement between Irwin Financial Corporation and another trustee entered into with respect to the assets of the Plan.”

2.	In all other respects, the Plan shall be and remain unchanged.

IN WITNESS WHEREOF, this Amendment Number One is executed this 8th day of December, 2009.

IRWIN FINANCIAL CORPORATION

By: /s/ Carrie K. Houston

Carrie K. Houston

First Vice President of Human Resources

and Development

ATTEST:

Pamela J. Price

AMENDMENT NUMBER TWO TO THE

IRWIN FINANCIAL CORPORATION

EMPLOYEES' SAVINGS PLAN

THIS AMENDMENT NUMBER TWO is hereby executed on behalf of Irwin Financial Corporation, an Indiana corporation (“Company”), effective as of March 1, 2009.

WHEREAS, effective as of July 1, 1978, the Company established the Irwin Financial Corporation Employees’ Savings Plan (the “Plan”), which was most recently amended and restated in its entirety, effective as of January 1, 2008, and has been amended from time to time.

WHEREAS, the Company reserved the right to amend the Plan pursuant to Sections 13.01 and 13.02 of the Plan; and

WHEREAS, the Company desires to implement an automatic deferral percentage increase for certain participants, effective as of March 1, 2009, and to make certain other changes determined by the Company to be necessary or desirable.

NOW THEREFORE, the Plan is hereby amended, effective as of March 1, 2009, as follows:

1.     Section 4.02(a) of the Plan, regarding pre-tax contributions and catch-up contributions, shall be amended to be and read as follows:

“(a)     A Participant who is an Eligible Employee may make Pre-Tax Contributions as provided in this Section. An Eligible Employee may enter into a salary reduction agreement with his Participating Employer agreeing to contribute Pre-Tax Contributions to the Plan of a specified whole percentage, from one percent (1%) to one hundred percent (100%) of his Plan Compensation each pay period; provided, however, Pre-Tax Contributions made on behalf of a Participant under the Plan for any calendar year shall not exceed the applicable dollar limit provided under Code Section 402(g), except to the extent permitted under Section 4.02(b) and Code Section 414(v), if applicable, for Catch-Up Contributions described in paragraph (b). The following automatic enrollment provisions shall apply with respect to Eligible Employees who fail to make a Pre-Tax Contribution election:

(1)       If an Eligible Employee who becomes an Eligible Employee on or after April 1, 2007 fails to make a Pre-Tax Contribution election within the first forty-five (45) days of becoming an Eligible

Employee, such Eligible Employee shall be deemed to have elected to contribute four percent (4%) of his Plan Compensation per pay period to the Plan, effective with the first payroll period beginning at least sixty (60) days after the Eligible Employee becomes a Participant. Effective as of each March 1st occurring on or after March 1, 2009, the automatic enrollment percentage of a Participant who (i) was automatically enrolled pursuant to this paragraph (1) on or after March 1 and no later than September 1 of the preceding Plan Year, and (ii) has not made an affirmative election since such automatic enrollment, shall be increased from four percent (4%) to five percent (5%). Such increased election shall remain in effect until the Eligible Employee affirmatively elects a different percentage or elects not to make Pre-Tax Contributions.

(2)       If an Eligible Employee who becomes an Eligible Employee prior to April 1, 2007 fails to make a Pre-Tax Contribution election within the first forty-five (45) days of becoming an Eligible Employee, such Eligible Employee shall be deemed to have elected to contribute two percent (2%) of his Plan Compensation per pay period to the Plan, effective with the first payroll period beginning at least sixty (60) days after the Eligible Employee becomes a Participant. Such election shall remain in effect until the Eligible Employee affirmatively elects a different percentage or elects not to make Pre-Tax Contributions.

(3)       The Administrator may from time to time establish procedures to govern the administration of such automatic enrollment provisions.”

2.	In all other respects, the Plan shall be and remain unchanged.

IN WITNESS WHEREOF, this Amendment Number Two is executed this 26 day of February, 2009.

IRWIN FINANCIAL CORPORATION

By: /s/ Carrie Houston

Carrie Houston

First Vice President of Human Resources

and Development

ATTEST:

Pamela J. Price